                                                                     Exhibit 4.3

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                              BOISE CASCADE, L.L.C.

                        BOISE CASCADE FINANCE CORPORATION

                       Senior Floating Rate Notes due 2012

                    7-1/8% Senior Subordinated Notes due 2014

                                   ----------


                                    INDENTURE


                          Dated as of October 29, 2004


                                   ----------


                         U.S. Bank National Association,

                                   as Trustee


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

                              CROSS-REFERENCE TABLE

      TIA                                                                 Indenture
    Section                                                               Section
    -------                                                               -------
310(a)(1)               .............................................      7.10
   (a)(2)               .............................................      7.10
   (a)(3)               .............................................      N.A.
   (a)(4)               .............................................      N.A.
   (b)                  .............................................      7.08; 7.10
   (c)                  .............................................      N.A.
311(a)                  .............................................      7.11
   (b)                  .............................................      7.11
   (c)                  .............................................      N.A.
312(a)                  .............................................      2.05
   (b)                  .............................................      13.03
   (c)                  .............................................      13.03
313(a)                  .............................................      7.06
   (b)(1)               .............................................      N.A.
   (b)(2)               .............................................      7.06
   (c)                  .............................................      11.02
   (d)                  .............................................      7.06
314(a)                  .............................................      4.02; 4.09; 13.02
   (b)                  .............................................      N.A.
   (c)(1)               .............................................      13.04
   (c)(2)               .............................................      13.04
   (c)(3)               .............................................      N.A.
   (d)                  .............................................      N.A.
   (e)                  .............................................      13.05
   (f)                  .............................................      4.09
315(a)                  .............................................      7.01
   (b)                  .............................................      7.05; 13.02
   (c)                  .............................................      7.01
   (d)                  .............................................      7.01
   (e)                  .............................................      6.11
316(a)(last sentence)   .............................................      13.06
   (a)(1)(A)            .............................................      6.05
   (a)(1)(B)            .............................................      6.04
   (a)(2)               .............................................      N.A.
   (b)                  .............................................      6.07
317(a)(1)               .............................................      6.08
   (a)(2)               .............................................      6.09
   (b)                  .............................................      2.04
318(a)                  .............................................      13.01
                                          N.A. means Not Applicable.

----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----
                                             Article 1

                            Definitions and Incorporation by Reference

SECTION 1.01.      Definitions.......................................................................1
SECTION 1.02.      Other Definitions................................................................42
SECTION 1.03.      Incorporation by Reference of Trust Indenture Act................................42
SECTION 1.04.      Rules of Construction............................................................43

                                             Article 2

                                          The Securities

SECTION 2.01.      Form and Dating..................................................................44
SECTION 2.02.      Execution and Authentication.....................................................44
SECTION 2.03.      Registrar and Paying Agent.......................................................45
SECTION 2.04.      Paying Agent To Hold Money in Trust..............................................45
SECTION 2.05.      Securityholder Lists.............................................................45
SECTION 2.06.      Transfer and Exchange............................................................46
SECTION 2.07.      Replacement Securities...........................................................46
SECTION 2.08.      Outstanding Securities...........................................................46
SECTION 2.09.      Temporary Securities.............................................................46
SECTION 2.10.      Cancellation.....................................................................47
SECTION 2.11.      Defaulted Interest...............................................................47
SECTION 2.12.      CUSIP Numbers, ISINs, etc........................................................47
SECTION 2.13.      Issuance of Additional Securities................................................47
SECTION 2.14.      Series of Securities.............................................................48

                                             Article 3

                                            Redemption

SECTION 3.01.      Notices to Trustee...............................................................48
SECTION 3.02.      Selection of Securities to Be Redeemed...........................................48
SECTION 3.03.      Notice of Redemption.............................................................49
SECTION 3.04.      Effect of Notice of Redemption...................................................49
SECTION 3.05.      Deposit of Redemption Price......................................................50
SECTION 3.06.      Securities Redeemed in Part......................................................50

                                             Article 4

                                             Covenants

SECTION 4.01.      Payment of Securities............................................................50
SECTION 4.02.      SEC Reports......................................................................50
SECTION 4.03.      Limitation on Indebtedness.......................................................52
SECTION 4.04.      Limitation on Restricted Payments................................................57
SECTION 4.05.      Limitation on Restrictions on Distributions from Restricted Subsidiaries.........65
SECTION 4.06.      Limitation on Sales of Assets and Subsidiary Stock...............................67
SECTION 4.07.      Limitation on Affiliate Transactions.............................................71
SECTION 4.08.      Limitation on Line of Business...................................................73
SECTION 4.09.      Change of Control................................................................73
SECTION 4.10.      Limitation on Liens..............................................................75
SECTION 4.11.      Limitation on Sale/Leaseback Transactions........................................75
SECTION 4.12.      Future Guarantors................................................................76
SECTION 4.13.      Limitation on the Conduct of Business of Boise Finance...........................76
SECTION 4.14.      Compliance Certificate...........................................................76
SECTION 4.15.      Further Instruments and Acts.....................................................77
SECTION 4.16.      Timber Fall-away of Covenants....................................................77

                                             Article 5

                                         Successor Company

SECTION 5.01.      Merger or Transfer of Assets.....................................................77

                                             Article 6

                                       Defaults and Remedies

SECTION 6.01.      Events of Default................................................................79
SECTION 6.02.      Acceleration.....................................................................82
SECTION 6.03.      Other Remedies...................................................................82
SECTION 6.04.      Waiver of Past Defaults..........................................................83
SECTION 6.05.      Control by Majority..............................................................83
SECTION 6.06.      Limitation on Suits..............................................................83
SECTION 6.07.      Rights of Holders to Receive Payment.............................................84
SECTION 6.08.      Collection Suit by Trustee.......................................................84
SECTION 6.09.      Trustee May File Proofs of Claim.................................................84
SECTION 6.10.      Priorities.......................................................................84
SECTION 6.11.      Undertaking for Costs............................................................85
SECTION 6.12.      Waiver of Stay or Extension Laws.................................................85

                                                                             iii

                                             Article 7

                                              Trustee

SECTION 7.01.      Duties of Trustee................................................................85
SECTION 7.02.      Rights of Trustee................................................................87
SECTION 7.03.      Individual Rights of Trustee.....................................................87
SECTION 7.04.      Trustee's Disclaimer.............................................................87
SECTION 7.05.      Notice of Defaults...............................................................87
SECTION 7.06.      Reports by Trustee to Holders....................................................88
SECTION 7.07.      Compensation and Indemnity.......................................................88
SECTION 7.08.      Replacement of Trustee...........................................................88
SECTION 7.09.      Successor Trustee by Merger......................................................89
SECTION 7.10.      Eligibility; Disqualification....................................................90
SECTION 7.11.      Preferential Collection of Claims Against Issuers................................90

                                             Article 8

                                Discharge of Indenture; Defeasance

SECTION 8.01.      Discharge of Liability on Securities; Defeasance.................................90
SECTION 8.02.      Conditions to Defeasance.........................................................91
SECTION 8.03.      Application of Trust Money.......................................................92
SECTION 8.04.      Repayment to Issuers.............................................................92
SECTION 8.05.      Indemnity for Government Obligations.............................................93
SECTION 8.06.      Reinstatement....................................................................93

                                             Article 9

                                            Amendments

SECTION 9.01.      Without Consent of Holders.......................................................93
SECTION 9.02.      With Consent of Holders..........................................................94
SECTION 9.03.      Compliance with Trust Indenture Act..............................................95
SECTION 9.04.      Revocation and Effect of Consents and Waivers....................................96
SECTION 9.05.      Notation on or Exchange of Securities............................................96
SECTION 9.06.      Trustee To Sign Amendments.......................................................96
SECTION 9.07.      Payment for Consent..............................................................96

                                            Article 10

                                           Subordination

SECTION 10.01.     Agreement To Subordinate.........................................................97
SECTION 10.02.     Liquidation, Dissolution, Bankruptcy.............................................97
SECTION 10.03.     Default on Senior Indebtedness of the Issuers....................................97
SECTION 10.04.     Acceleration of Payment of Securities............................................99

SECTION 10.05.     When Distribution Must Be Paid Over..............................................99
SECTION 10.06.     Subrogation......................................................................99
SECTION 10.07.     Relative Rights..................................................................99
SECTION 10.08.     Subordination May Not Be Impaired by Issuers.....................................99
SECTION 10.09.     Rights of Trustee and Paying Agent..............................................100
SECTION 10.10.     Distribution or Notice to Representative........................................100
SECTION 10.11.     Not To Prevent Events of Default or Limit Right To Accelerate...................100
SECTION 10.12.     Trust Moneys Not Subordinated...................................................100
SECTION 10.13.     Trustee Entitled To Rely........................................................100
SECTION 10.14.     Trustee To Effectuate Subordination.............................................101
SECTION 10.15.     Trustee Not Fiduciary for Holders of Senior Indebtedness of the Issuers.........101
SECTION 10.16.     Reliance by Holders of Senior Indebtedness of the Issuers on Subordination
                       Provisions..................................................................101

                                            Article 11

                                          Note Guaranties

SECTION 11.01.     Guaranties......................................................................102
SECTION 11.02.     Limitation on Liability.........................................................104
SECTION 11.03.     Successors and Assigns..........................................................104
SECTION 11.04.     No Waiver.......................................................................104
SECTION 11.05.     Modification....................................................................104
SECTION 11.06.     Release of Note Guarantor.......................................................105
SECTION 11.07.     Contribution....................................................................106

                                            Article 12

                                 Subordination of Note Guaranties

SECTION 12.01.     Agreement To Subordinate........................................................106
SECTION 12.02.     Liquidation, Dissolution, Bankruptcy............................................106
SECTION 12.03.     Default on Senior Indebtedness of Note Guarantor................................107
SECTION 12.04.     Demand for Payment..............................................................108
SECTION 12.05.     When Distribution Must Be Paid Over.............................................108
SECTION 12.06.     Subrogation.....................................................................108
SECTION 12.07.     Relative Rights.................................................................109
SECTION 12.08.     Subordination May Not Be Impaired by Note Guarantors............................109
SECTION 12.09.     Rights of Trustee and Paying Agent..............................................109
SECTION 12.10.     Distribution or Notice to Representative........................................110
SECTION 12.11.     Not To Prevent Events of Default or Limit Right To Demand Payment...............110
SECTION 12.12.     Trustee Entitled To Rely........................................................110
SECTION 12.13.     Trustee To Effectuate Subordination.............................................110
SECTION 12.14.     Trustee Not Fiduciary for Holders of Senior Indebtedness of Note Guarantor......110

SECTION 12.15.     Reliance by Holders of Senior Indebtedness of Note Guarantors on Subordination
                       Provisions..................................................................111

                                            Article 13

                                           Miscellaneous

SECTION 13.01.     Trust Indenture Act Controls....................................................111
SECTION 13.02.     Notices.........................................................................111
SECTION 13.03.     Communication by Holders with Other Holders.....................................112
SECTION 13.04.     Certificate and Opinion as to Conditions Precedent..............................112
SECTION 13.05.     Statements Required in Certificate or Opinion...................................112
SECTION 13.06.     When Securities Disregarded.....................................................113
SECTION 13.07.     Rules by Trustee, Paying Agent and Registrar....................................113
SECTION 13.08.     Legal Holidays..................................................................113
SECTION 13.09.     Governing Law...................................................................113
SECTION 13.10.     No Recourse Against Others......................................................113
SECTION 13.11.     Successors......................................................................113
SECTION 13.12.     Multiple Originals..............................................................114
SECTION 13.13.     Table of Contents; Headings.....................................................114

Rule 144A/Regulation S Appendix

Exhibit 1 to Appendix -    Form of Initial Senior Floating Rate Note

Exhibit 2 to Appendix -    Form of Initial Senior Subordinated Note

Exhibit A -       Form of Senior Floating Rate Exchange Note

Exhibit B -       Form of Senior Subordinated Exchange Note

Exhibit C -       Form of Transferee Letter of Representation

                    INDENTURE dated as of October 29, 2004, among Boise Cascade,
               L.L.C., a Delaware limited liability company ("BOISE LLC"), Boise Cascade Finance Corporation, a Delaware corporation ("BOISE FINANCE" and, together with Boise LLC, the "ISSUERS"), Boise Cascade Holdings, L.L.C., a Delaware limited liability company which owns all of the outstanding capital stock of Boise LLC ("BOISE HOLDINGS"), Boise Land & Timber Holdings Corp., a Delaware corporation under common control with Boise Holdings ("TIMBER HOLDINGS"), Boise Land & Timber Corp., a Delaware corporation wholly owned by Timber Holdings ("TIMBER"), each other Note Guarantor from time to time party hereto and U.S. Bank National Association, a national banking association, as trustee (the "TRUSTEE").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued under this Indenture:

                                    Article 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.     Definitions.

          "Acquisition" means, pursuant to the Asset Purchase Agreement dated as of July 26, 2004, the acquisition by Boise Holdings, Timber Holdings and their Subsidiaries of the Timberlands Assets and all of the assets comprising Boise Cascade Corporation's white paper manufacturing and distribution, packaging and newsprint, building solutions and manufacturing and building solutions distribution businesses.

          "Additional Assets" means:

          (1) any assets (other than working capital assets) used or useful in a Related Business;

          (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Boise Holdings, Timber Holdings or another Restricted Subsidiary; or

          (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clause (2) or (3) above is primarily engaged in a Related Business.

          "Additional Consideration Agreement" means the Additional Consideration Agreement, dated the Issue Date, by and between Boise Cascade Corporation, a Delaware corporation, and Boise LLC.

          "Additional Securities" means, collectively, the Additional Senior Notes and the Additional Senior Subordinated Notes, if any.

          "Additional Senior Notes" means Senior Notes issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any Senior Notes issued in exchange for or replacement of any Initial Senior Note issued on the Issue Date shall not be an Additional Senior Note, including any such Senior Notes issued pursuant to a Registration Rights Agreement.

          "Additional Senior Subordinated Notes" means Senior Subordinated Notes issued under this Indenture after the Issue Date and in compliance with Sections
2.13 and 4.03, it being understood that any Senior Subordinated Notes issued in exchange for or replacement of any Initial Senior Subordinated Note issued on the Issue Date shall not be an Additional Senior Subordinated Note, including any such Senior Subordinated Notes issued pursuant to a Registration Rights Agreement.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of Boise Holdings, Timber Holdings or an Issuer or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by Boise Holdings, Timber Holdings or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of:

          (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than Boise Holdings, Timber Holdings or a Restricted Subsidiary);

          (2) all or substantially all the assets of any division or line of business of Boise Holdings, Timber Holdings or any Restricted Subsidiary; or

          (3) any other assets of Boise Holdings, Timber Holdings or any Restricted Subsidiary outside of the ordinary course of business of Boise Holdings, Timber Holdings or such Restricted Subsidiary other than,

          (A) a disposition between or among Boise Holdings, Timber Holdings and any Restricted Subsidiary;

          (B) for purposes of Section 4.06 only, (i) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by Section 4.04 and (ii) a disposition of all or substantially all the assets of Boise Holdings, Timber Holdings, Boise LLC or Boise Finance in accordance with Section 5.01;

          (C) a disposition of assets or Capital Stock, as the case may be, with a fair market value of less than $10.0 million;

          (D) a disposition of assets that are worn out, obsolete or damaged or no longer used or useful in the business of Boise Holdings, Timber Holdings or any Restricted Subsidiary, as the case may be, in the ordinary course of business;

          (E)    a disposition of cash or Temporary Cash Investments;

          (F) the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);

          (G) a transfer or sale of Receivables and Related Assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity or to any other Person in connection with a Qualified Receivables Transaction or the creation of a Lien on any such Receivables or Related Assets in connection with a Qualified Receivables Transaction;

          (H) the sale or lease of products, services or accounts receivable or the licensing of intellectual property, in each case in the ordinary course of business; and

          (I) the sale of the Capital Stock, Indebtedness or other securities of an Unrestricted Subsidiary.

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby shall be determined in accordance with the definition of "Capital Lease Obligation".

          "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

          (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

          (2)    the sum of all such payments.

          "Board of Directors" means (i) with respect to a Person that is a corporation, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board, (ii) with respect to a Person that is a limited liability company, the managing member or members or any controlling committee of members of such Person or (iii) with respect to any other Person, any equivalent governing body.

          "Business Day" means each day which is not a Legal Holiday.

          "Calculation Adjustments" means the adjustments described in the proviso to the first paragraph (including subparagraphs (1) through (8)), and the second and third paragraphs of the definition of "Consolidated Coverage Ratio".

          "Calculation Agent" means a financial institution appointed by the Issuers to calculate the interest rate payable on the Senior Notes in respect of each Interest Period, which shall initially be the Trustee.

          "Capital Lease Obligation" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.10, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased.

          "Capital Stock" of any Person means any and all shares, interests (including partnership interests and limited liability company units), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following events:

          (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) and Section 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as that term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating beneficial ownership for purposes of this clause, such person shall be deemed to have "beneficial ownership" of all securities that person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Parent, Boise Holdings or, at any time that Timber Holdings owns or controls, together with its Restricted Subsidiaries, any material assets or operations other than Timberlands Assets, Timber Holdings;

          (2) Boise Holdings ceases to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% of the aggregate of the total voting power of the Voting Stock of each of the Issuers;

          (3) the first day on which a majority of the members of the Board of Directors of the Parent, Boise Holdings or, at any time that Timber Holdings owns or controls, together with its Restricted Subsidiaries, any material assets or operations other than Timberlands Assets, Timber Holdings, are not Continuing Directors;

          (4) the adoption of a plan relating to the liquidation or dissolution of Boise Holdings, Timber Holdings or either Issuer; PROVIDED that the liquidation or dissolution of Timber Holdings shall not constitute a Change of Control if (i) all of the Timberlands Assets have been sold prior to such liquidation or dissolution, (ii) Timber Holdings and its Restricted Subsidiaries do not own or control any material assets or operations other than Net Available Cash from sales of Timberlands Assets immediately prior to such liquidation or dissolution and (iii) a Timberlands Contribution is made with any Net Available Cash from any sales or other dispositions of Timberlands Assets held by Timber Holdings at the time of such liquidation or dissolution (except to the extent such proceeds would then be distributable pursuant to Section 4.04(b)(13), in which case any such proceeds shall be deemed to have been contributed as a Timberlands Contribution to Boise Holdings and distributed as a dividend pursuant to such Section 4.04(b)(13)); or

          (5) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Boise Holdings, Timber Holdings and the Restricted Subsidiaries on a Combined Consolidated Basis, in each case, to any "person" (as defined in clause (1) above) other than Boise Holdings, Timber Holdings, a Wholly Owned Subsidiary or a Permitted Holder (it being agreed that a sale of any or all of the Timberlands Assets by Timber Holdings or a Subsidiary of Timber Holdings or a sale of the Capital Stock of a Person which, together with its Restricted Subsidiaries, owns or controls no material assets or operations other than Timberlands Assets shall be deemed not to be a Change of Control pursuant to this clause (5)).

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Combined Consolidated Basis" means, (i) prior to the Timber Fall-away Date, the consolidated financial data of each of Boise Holdings and its Subsidiaries and the consolidated financial data of Timber Holdings and its Subsidiaries, in each case prepared in accordance with GAAP, combined in accordance with GAAP (other than including the treatment of minority interests in Boise Holdings or Timber Holdings as equity in the combined financial statements) and (ii) following the Timber Fall-away Date, the consolidated financial data of Boise Holdings and its Subsidiaries prepared in accordance with GAAP (for purposes of clarification, the financial data of Timber Holdings and its consolidated subsidiaries shall be included for the period prior to the Timber Fall-away Date to the extent such period prior to the Timber Fall-away Date falls within any Measurement Period).

          "Commodity Agreement" means any forward contract, swap, option, hedge or other similar financial instrument or arrangement designed to protect against fluctuations in commodity prices and not entered into for speculative purposes.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the Measurement Period to
(b) Consolidated Interest Expense for such Measurement Period; PROVIDED, HOWEVER, that:

          (1) if Boise Holdings, Timber Holdings or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

          (2) if Boise Holdings, Timber Holdings or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if Boise Holdings, Timber Holdings or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period Boise Holdings, Timber Holdings or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Boise Holdings, Timber Holdings or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Boise Holdings, Timber Holdings and their continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Boise Holdings, Timber Holdings and their continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period Boise Holdings, Timber Holdings or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period;

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Boise Holdings, Timber Holdings or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by Boise Holdings, Timber Holdings or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period;

          (6) if since the beginning of such period any Person was designated as an Unrestricted Subsidiary or redesignated as or otherwise became a Restricted Subsidiary, EBITDA and Consolidated Interest Expense shall be calculated as if such event had occurred on the first day of such period;

          (7) the EBITDA and Consolidated Interest Expense of discontinued operations recorded on or after the date such operations are classified as discontinued in accordance with GAAP shall be excluded; and

          (8) for any four-quarter reference period that includes any period of time prior to the Acquisition, PRO FORMA effect shall be given for such period to the Acquisition and the other adjustments added to PRO FORMA EBITDA to calculate

     PRO FORMA Adjusted EBITDA as set forth in the Offering Memorandum in footnote 7 under "Offering memorandum summary--Summary historical and PRO FORMA condensed combined financial data" (without duplication of amounts otherwise included in the calculation of EBITDA), it being understood that, with respect to the adjustment related to the Additional Consideration Agreement, the adjustment shall be the amount set forth in the Offering Memorandum for calculating Adjusted EBITDA for the twelve months ended June 30, 2004 until such time as the Measurement Period includes an actual payment or receipt pursuant to such agreement.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of Boise LLC and may include Pro Forma Cost Savings. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). For avoidance of doubt, in the event the Timber Fall-away Date occurs during a Measurement Period, PRO FORMA effect shall be given to such event as if it had occurred on the first day of such period.

If any Indebtedness is Incurred under a revolving credit facility and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the PRO FORMA calculation.

          "Consolidated Interest Expense" means, for any period, the total interest expense of Boise Holdings, Timber Holdings and their consolidated Restricted Subsidiaries on a Combined Consolidated Basis, plus, to the extent not included in such total interest expense, and to the extent Incurred by Boise Holdings, Timber Holdings or their Restricted Subsidiaries, without duplication:

          (1)    interest expense attributable to Capital Lease Obligations;

          (2) amortization of debt discount and debt issuance cost (other than amortization of debt issuance costs in respect of Indebtedness Incurred in connection with the Acquisition);

          (3)    capitalized interest;

          (4)    non-cash interest expense;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

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                                                                               9

          (6) net payments or receipts (if any) pursuant to Interest Rate Agreements;

          (7) dividends accrued in respect of all Disqualified Stock of any Issuer or Note Guarantor and all Preferred Stock of any Restricted Subsidiary that is not a Note Guarantor, in each case held by Persons other than Boise Holdings, Timber Holdings or a Restricted Subsidiary (other than dividends payable solely in Capital Stock (other than Disqualified Stock) of Boise Holdings or Timber Holdings);

          (8) interest Incurred in connection with Investments in discontinued operations;

          (9) interest accruing on any Indebtedness of any Person (other than Boise Holdings and Timber Holdings and their respective Restricted Subsidiaries) to the extent such Indebtedness is Guaranteed by (or secured by the assets of) such Person or any Restricted Subsidiary of such Person; and

          (10) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than Boise Holdings, Timber Holdings or a Restricted Subsidiary) in connection with Indebtedness Incurred by such plan or trust.

Consolidated Interest Expense shall not include amounts described in the preceding sentence for Timber Holdings and its Restricted Subsidiaries for periods following the Timber Fall-away Date.

          "Consolidated Leverage Ratio" as of any date of determination means the ratio of (a) the Total Consolidated Indebtedness as of the date of determination to (b) the aggregate amount of EBITDA for the Measurement Period; PROVIDED, HOWEVER, that the calculation of the Consolidated Leverage Ratio shall give effect to the Calculation Adjustments, as applicable.

          "Consolidated Net Income" means, for any period, the net income of Boise Holdings, Timber Holdings and their consolidated Subsidiaries on a Combined Consolidated Basis; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

          (1) any net income of any Person (other than Boise Holdings and Timber Holdings) if such Person is not a Restricted Subsidiary, except that, subject to the exclusion contained in clause (3) below, Boise Holdings' or Timber Holdings', as the case may be, equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Boise Holdings or Timber Holdings, as the case may be, or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or

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                                                                              10

     other distribution paid to a Restricted Subsidiary (other than an Issuer), to the limitations contained in clause (2) below);

          (2) any net income of any Restricted Subsidiary (other than an Issuer) if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Boise Holdings, Timber Holdings or the Issuers, as the case may be, except that:

                 (A) subject to the exclusion contained in clause (3) below, Boise Holdings' or Timber Holdings', as the case may be, equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that the net income of such Restricted Subsidiary would be permitted at the date of determination to be dividended to Timber Holdings, Boise Holdings or the Issuers without any prior approval or waiver (that has not been obtained) pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules or governmental regulations applicable to that Restricted Subsidiary or its stockholders, (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and (B) Boise Holdings' or Timber Holdings', as the case may be, equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

PROVIDED that, with respect to the net income of any Restricted Subsidiary that is a Note Guarantor, this clause (2) shall apply solely for purposes of Section 4.04(a);

          (3) any gain or loss (or, in respect of sales of Timberlands Assets, income or loss) realized upon the sale or other disposition of any assets of Boise Holdings or Timber Holdings or their consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business (it being understood that the determination of whether any sale of Timberlands Assets has been made in the ordinary course of business shall be made in good faith on a basis consistent with that used in the calculation of PRO FORMA Adjusted EBITDA as set forth in the Offering Memorandum under "Offering memorandum summary--Summary historical and PRO FORMA condensed combined financial data" (it being understood that such calculation makes adjustments for non-ordinary course of business sales of Timberlands Assets and not for ordinary course of business sales)) and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (4)    extraordinary gains or losses;

          (5)    the cumulative effect of a change in accounting principles;

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                                                                              11

          (6) any unrealized Statement of Financial Accounting Standards No. 133 gain or loss in respect of Hedging Obligations;

          (7) any non-cash gains or losses attributable to the early extinguishment of Indebtedness;

          (8)    unusual or non-recurring non-cash gains or losses;

          (9) any non-cash goodwill impairment charges resulting from the application of Statement of Financial Accounting Standards No. 142; and

          (10) any non-cash compensation charge or expense, including any such charge or expense arising from grants of stock options or restricted stock or other equity-incentive programs for the benefit of officers, directors and employees of Boise Holdings, Timber Holdings, any Restricted Subsidiary or any direct or indirect parent of Boise Holdings or Timber Holdings, in each case, for such period. Notwithstanding the foregoing, (i) any amounts received and any amounts paid by Boise Holdings, Timber Holdings or any Restricted Subsidiary (excluding Timber Holdings and its Restricted Subsidiaries for periods following the Timber Fall-away Date) under the Additional Consideration Agreement during such period shall be added and subtracted, respectively, in calculating Consolidated Net Income, without duplication, and
(ii) for the purposes of Section 4.04 only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to Boise Holdings, Timber Holdings or a Restricted Subsidiary (excluding Timber Holdings and its Restricted Subsidiaries for periods following the Timber Fall-away Date) to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under
Section 4.04(a)(3)(D).

          "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Parent, Boise Holdings or Timber Holdings, as applicable, who (i) was a member of the Board of Directors of such Person on the Issue Date and after giving effect to the Acquisition or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of the nomination or election or was otherwise designated by a Permitted Holder.

          "Credit Agreement" means the Credit Agreement to be entered into by and among Boise Holdings, Timber Holdings, Boise LLC and Timber, the lenders referred to therein, JPMorgan Chase Bank, as Administrative Agent and Lehman Commercial Paper Inc., as Syndication Agent, together with the related documents thereto (including the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (including by adding Subsidiaries of Boise Holdings and Timber Holdings as additional borrowers or Guarantors thereunder), and any agreement

(and related document) governing Indebtedness Incurred to Refinance (including one or more debt facilities, receivables financing facilities or commercial paper facilities or indentures with banks or other institutional lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or issuance of debt securities to institutional investors, or one or more Sale/Leaseback Transactions with counterparties thereto), in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

          "Cross Guarantor" means Timber Holdings, Timber and each other Subsidiary of Timber Holdings that hereafter Guarantees the Securities pursuant to the terms of this Indenture.

          "Cross Guaranty" means, with respect to each series of Securities, a Guarantee by a Cross Guarantor of the Issuers' obligations with respect to the Securities of such series.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement with respect to currency values.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by Boise Holdings, Timber Holdings or any Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officer's Certificate, setting forth the basis of such valuation.

          "Designated Senior Indebtedness", with respect to a Person, means:

          (1)    any Obligations outstanding under the Credit Agreement;

          (2)    the Senior Notes; and

          (3) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

          "Determination Date" with respect to an Interest Period shall be the second London Banking Day preceding the first day of such Interest Period.

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                                                                              13

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

          (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

          (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

          (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to 180 days after the Stated Maturity of the Securities; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if:

          (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Securities and described under Sections 4.06 and 4.09; and

          (2) any such requirement only becomes operative after compliance with such terms applicable to the Securities, including the purchase of any Securities tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price shall be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person. Boise LLC may designate in an Officer's Certificate delivered to the Trustee at the time of issuance any Preferred Stock of Boise Holdings, Timber Holdings or any Restricted Subsidiary that would not otherwise be "Disqualified Stock" to be Disqualified Stock for all purposes of this Indenture.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus the following, without duplication, to the extent deducted in calculating such Consolidated Net Income:

          (1) all income tax expense of Boise Holdings, Timber Holdings and their Restricted Subsidiaries on a Combined Consolidated Basis;

          (2)    Consolidated Interest Expense;

          (3) depreciation, depletion and amortization expense of Boise Holdings, Timber Holdings and their Restricted Subsidiaries on a Combined Consolidated Basis (in each case excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period);

          (4) any management fees paid to Madison Dearborn Partners, LLC and/or its Affiliates in such period, not to exceed $2.0 million for any four quarter period;

          (5) any non-recurring costs and expenses Incurred in connection with the Acquisition, including but not limited to non-recurring costs and expenses Incurred in the related Financing Transactions and severance costs, facility closure and related restructuring costs incurred within 18 months of the Acquisition, in an aggregate amount for all periods not to exceed $25,000,000;

          (6) any non-recurring costs and expenses related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be Incurred under this Indenture; and

          (7) (A) all other non-cash charges of Boise Holdings, Timber Holdings and their Restricted Subsidiaries on a Combined Consolidated Basis (in each case excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period) less (B) all non-cash items of income of Boise Holdings, Timber Holdings and their Restricted Subsidiaries on a Combined Consolidated Basis (in each case other than accruals of revenue in the ordinary course of business and other than reversals (to the extent made without any payment in cash) of reserves previously excluded from clause (A));

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation, amortization and depletion and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income for any purpose and, with respect to a Restricted Subsidiary that is not a Note Guarantor, only if a corresponding amount would be permitted at the date of determination to be dividended to an Issuer or Boise Holdings, with respect to a Restricted Subsidiary of Boise Holdings, or to a Cross Guarantor, with respect to a Restricted Subsidiary of Timber Holdings, by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means a public or private primary offering of Capital Stock (other than Disqualified Stock) of Boise Holdings, Timber Holdings or Boise LLC or of any direct or indirect parent company of Boise LLC, the proceeds of which are contributed to the equity capital of Boise Holdings or Timber Holdings, other than (i) any public offering registered on Form S-8, (ii) issuances upon the exercise of options by the holders thereof and (iii) issuances to Boise Holdings, Timber Holdings or any Subsidiary of Boise Holdings or Timber Holdings.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Excluded Contributions" means the net cash proceeds received by Boise Holdings or Timber Holdings after the Issue Date from (i) contributions (other than from Boise Holdings, Timber Holdings or any Subsidiary of Boise Holdings or Timber Holdings) to its common equity capital and (ii) the sale (other than to Boise Holdings, Timber Holdings or any Subsidiary of Boise Holdings or Timber Holdings or any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Boise Holdings, Timber Holdings or any Subsidiary of Boise Holdings or Timber Holdings) of Capital Stock (other than Disqualified Stock) of Boise Holdings or Timber Holdings, in each case designated as Excluded Contributions pursuant to an Officer's Certificate.

          "Financing Transactions" means (1) the issuance of the Securities and
(2) the entrance into the Credit Agreement by Boise Holdings, Timber Holdings and their Subsidiaries and the funding of the senior secured credit facilities thereunder on the Issue Date.

          "Foreign Subsidiary" means any Restricted Subsidiary that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

          (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

          (2) statements and pronouncements of the Financial Accounting Standards Board;

          (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term Guarantor shall mean any Person Guaranteeing any obligation.

          "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Note Guarantor guarantees the Issuers' obligations with respect to the Securities on the terms provided for in this Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Commodity Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.03:

          (1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

          (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly

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                                                                              17

     scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms; and

          (3) the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness, shall not be deemed to be the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with this Indenture (but excluding, in each case, any accrued dividends);

          (6)    all obligations of the type referred to in clauses (1) through
     (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7)    all obligations of the type referred to in clauses (1) through
     (6) of other Persons secured by any Lien on any property or asset of such Person

     (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the fair market value of such property or assets and the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations and Receivables Financings of such Person.

In no event shall obligations of Boise Holdings or any of its Subsidiaries under the Additional Consideration Agreement be deemed Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time shall be the accreted value thereof at such time.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Independent Qualified Party" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of Boise Holdings or Timber Holdings.

          "Initial Purchasers" means J.P. Morgan Securities Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co.

          "Interest Period" means, with respect to the Senior Notes, the period commencing on and including an interest payment date and ending on and including the day immediately preceding the next succeeding interest payment date, with the exception that the first Interest Period shall commence on and include the Issue Date and end on and include January 14, 2005.

          "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. If Boise Holdings, Timber Holdings or any Restricted Subsidiary issues, sells or otherwise disposes of any Capital Stock of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by Boise Holdings, Timber Holdings or any Restricted Subsidiary in such Person remaining after giving effect thereto shall be deemed to be a new Investment at such time. On the Timber Fall-away Date any Investment by Boise Holdings or any of its Restricted Subsidiaries in Timber Holdings or any of its Restricted Subsidiaries remaining at such time shall be

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                                                                              19

deemed to be a new Investment at such time. The acquisition by Boise Holdings, Timber Holdings or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by Boise Holdings, Timber Holdings or such Restricted Subsidiary in such third Person at such time. Except as otherwise provided for herein, the amount of an Investment shall be its fair market value at the time the Investment is made and without giving effect to subsequent changes in value.

          For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.04:

          (1) "Investment" shall include the portion (proportionate to Boise Holdings' or Timber Holdings', as the case may be, equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Boise Holdings or Timber Holdings at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Boise Holdings or Timber Holdings, as the case may be, shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) Boise Holdings' or Timber Holdings', as the case may be, "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to Boise Holdings' or Timber Holdings', as the case may be, equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of Boise LLC.

          "Issue Date" means October 29, 2004.

          "Issuers" means each of the parties named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state in which the principal corporate trust offices of the Trustee and Paying Agent are located (which shall be Minnesota as of the Issue Date).

          "LIBOR", with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, the Calculation Agent shall request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such

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                                                                              20

bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in U.S. dollars for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, the rate for the Interest Period shall be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent shall request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in U.S. dollars to leading European banks for a three-month period beginning on the second London Banking Day after the Determination Date. If at least two such rates are so provided, the rate for the Interest Period shall be the arithmetic mean of such rates. If fewer than two such rates are so provided, then the rate for the Interest Period shall be the rate in effect with respect to the immediately preceding Interest Period.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "London Banking Day" is any day on which dealings in U.S. dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

          "Make-Whole Amount" means in connection with any optional redemption of any Senior Subordinated Note, the greater of (1) 1.0% of the principal amount of such Senior Subordinated Note and (2) the excess, if any, of (A) the aggregate present value as of the date of such redemption of the redemption price of such Senior Subordinated Note on October 15, 2009 and the amount of interest (exclusive of interest accrued to the redemption date) that would have been payable in respect of such Senior Subordinated Note through October 15, 2009 if such redemption had not been made, determined by discounting, on a semiannual basis, such redemption price and interest at the Treasury Rate (determined on the Business Day preceding the date of such redemption) plus 0.5%, from the respective dates on which such redemption price and interest would have been payable if such redemption had not been made, over (B) the principal amount of the Senior Subordinated Note being redeemed.

          "Management Investors" means those executive officers of Boise Holdings or Timber Holdings acquiring any Capital Stock directly or indirectly in Boise Holdings or any direct or indirect parent company of Boise Holdings on or prior to the Issue Date in connection with the Acquisition.

          "Measurement Period" means, with respect to any date of determination, the period of the most recent four consecutive fiscal quarters ended prior to such date of determination for which internal financial statements are available.

          "Members" means the holders of the Capital Stock of Boise Holdings.

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                                                                              21

          "Moody's" means Moody's Investors Service, Inc. and any successor to its rating agency business.

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration or any Designated Non-cash Consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

          (1) all accounting, investment banking, legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

          (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

          (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by Boise Holdings, Timber Holdings or any Restricted Subsidiary after such Asset Disposition; and

          (5) any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; PROVIDED, HOWEVER, that upon the termination of such escrow, Net Available Cash shall be increased by any portion of funds in the escrow that is released to Boise Holdings, Timber Holdings or any Restricted Subsidiary.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock or Indebtedness, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Net Fair Market Value," with respect to any non-cash property received by Boise Holdings or Timber Holdings in respect of the issuance or sale of its Capital Stock, means the fair market value of such property, determined as provided in Section 4.04(a), net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Non-Public Indebtedness" means:

          (1) Indebtedness represented by promissory notes or similar evidence of Indebtedness under bank loans or similar financing agreements, including private placements to insurance companies, mezzanine lenders, strategic investors and private-equity sponsors; and

          (2) any other Indebtedness; PROVIDED that it (A) is not listed, quoted or tradeable on any exchange or market, including any market for securities eligible for resale pursuant to Rule 144A under the Securities Act; (B) is not issued or sold by means of any prospectus, offering memorandum (but not an information memorandum of the type used in a bank syndication); (C) is not marketed in an underwritten securities offering and (D) if placed with or through an agent, the agent does not place it with its high-yield bond accounts.

          "Note Guarantor" means the Parent Guarantor, each Cross Guarantor and each Subsidiary Guarantor.

          "Note Guaranty" means, with respect to each series of Securities, the Parent Guaranty, any Cross Guaranty and any Subsidiary Guaranty, as the context may require, with respect to the Securities of such series.

          "Obligations" means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Offering Memorandum" means the final offering memorandum dated as of October 15, 2004 and used in connection with the offering of the Securities.

          "Officer" means the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of Boise LLC and Boise Finance, as applicable, or, to the extent explicitly provided for herein, Boise Holdings and Timber Holdings, as applicable.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Boise LLC or the Trustee.

          "Parent" means Forest Products Holdings, L.L.C., a Delaware limited liability company.

          "Parent Guarantor" means Boise Holdings, in its capacity as guarantor of the Securities.

          "Parent Guaranty" means, with respect to each series of Securities, the Guarantee by Boise Holdings of the Issuers' obligations with respect to the Securities of such series.

          "Permitted Asset Swap" means any transfer of properties or assets by Boise Holdings, Timber Holdings or a Restricted Subsidiary in which at least 90% of the consideration received by the transferor consists of properties or assets (other than cash) that will be used in a Related Business; PROVIDED, that (i) the aggregate fair market value of the property or assets being transferred (as determined in good faith by the Board of Directors of Boise Holdings or Timber Holdings if such fair market value exceeds $10,000,000, or an Officer of Boise Holdings or Timber Holdings, as the case may be, if the fair market value is less than or equal to $10,000,000) by Boise Holdings, Timber Holdings or a Restricted Subsidiary is not greater than the aggregate fair market value of the property or assets received (as determined in good faith by the Board of Directors of Boise Holdings or Timber Holdings if such fair market value exceeds $10,000,000, or an Officer of Boise Holdings or Timber Holdings, as the case may be, if the fair market value is less than or equal to $10,000,000) by Boise Holdings, Timber Holdings or such Restricted Subsidiary in such exchange, (ii) the aggregate fair market value of all property or assets transferred by Boise Holdings, Timber Holdings and any Restricted Subsidiary in any such transfer, together with the aggregate fair market value of property or assets transferred in all prior Permitted Asset Swaps, shall not exceed 10.0% of Total Assets at the time of such transfer and (iii) with respect to any transfer of Timberlands Assets, "Permitted Asset Swap" shall include only such transfers in which at least 90% of the consideration received by the transferor consists of real property owned or leased for the purpose of growing and harvesting timber, and related timber rights.

          "Permitted Holders" means (i) Madison Dearborn Partners, LLC, (ii) the Management Investors, (iii) any Related Party of a Person referred to in clauses
(i) and (ii), and (iv) solely with respect to clause (1) of the definition of "Change of Control", any party to the Stockholders Agreement; PROVIDED in the case of this clause (iv) that Madison Dearborn Partners, LLC or any Related Party of Madison Dearborn Partners, LLC is also a party to the Stockholders Agreement and any such other party to the Stockholders Agreement is not the beneficial owner (giving effect to any Voting Stock that may be deemed to be beneficially owned by any Person pursuant to Rules 13d-3 or 13d-5 under the Exchange Act) of more of the total voting power of the Voting Stock of the Parent, Boise Holdings or Timber Holdings than Madison Dearborn Partners, LLC and its Related Parties (in each case without giving effect to any Voting Stock that may be deemed to be beneficially owned by any Person pursuant to Rules 13d-3 or 13d-5 under the Exchange Act as a result of the terms of the Stockholders Agreement). Except for a Permitted Holder specifically identified by name, in determining whether Voting Stock is owned by a Permitted Holder, only Voting Stock acquired by a Permitted Holder in its described capacity will be treated as "beneficially owned" by such Permitted Holder.

          "Permitted Investment" means:

          (1) any Investment in Boise Holdings, Timber Holdings, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

          (2) an Investment in another Person if, as a result of such Investment, such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Boise Holdings, Timber Holdings or a Restricted Subsidiary (other than Boise Finance); PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

          (3)    cash and Temporary Cash Investments;

          (4) receivables owing to Boise Holdings, Timber Holdings or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as Boise Holdings, Timber Holdings or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans, Guarantees of loans, advances or other extensions of credit to officers, former officers, employees, former employees, directors, former directors or consultants of Boise Holdings, Timber Holdings or a Restricted Subsidiary for the purpose of permitting such Persons to purchase Capital Stock of Boise Holdings, Timber Holdings or any direct or indirect parent of Boise Holdings or Timber Holdings, as the case may be, not to exceed $20.0 million in the aggregate outstanding at any time;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Boise Holdings, Timber Holdings or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received for (A) an Asset Disposition as permitted pursuant to Section 4.06 or (B) a disposition of assets not constituting an Asset Disposition;

          (9) an Investment in any Person where such Investment was acquired by Boise Holdings, Timber Holdings or any Restricted Subsidiary (A) in

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                                                                              25

     exchange for any other Investment or accounts receivable held by Boise Holdings, Timber Holdings or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (B) as a result of a foreclosure by Boise Holdings, Timber Holdings or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (C) in settlement, compromise or resolution of litigation, arbitration or other disputes;

          (10) an Investment in any Person to the extent such Investment consists of prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits made in the ordinary course of business by Boise Holdings, Timber Holdings or any Restricted Subsidiary;

          (11) Investments consisting of Hedging Obligations otherwise permitted under Section 4.03;

          (12) Investments resulting from the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person;

          (13) any Investment acquired solely in exchange for the issuance of Capital Stock (other than Disqualified Stock) of Boise Holdings or Timber Holdings;

          (14) any Investment to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

          (15) any Investment in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness;

          (16) loans and advances to officers, directors, members and employees for business-related travel expenses, moving expenses and other similar expenses, in each case, Incurred in the ordinary course of business not to exceed $3.0 million in the aggregate at any time; and

          (17) Persons to the extent such Investments, when taken together with all other Investments made pursuant to this clause (17) and outstanding on the date such Investment is made, do not exceed the greater of (i) $100.0 million and

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                                                                              26

     (ii) 2.5% of Total Assets at any time prior to completion of the Timberlands Sales, and 3.75% of Total Assets thereafter.

          "Permitted Liens" means, with respect to any Person:

          (1) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

          (2) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, HOWEVER, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Boise Holdings, Timber Holdings or the Issuers in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by Boise Holdings, Timber Holdings or any Restricted Subsidiary to provide collateral to the depository institution;

          (3) Liens for taxes, assessments or other governmental charges not yet due and payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

          (4) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;

          (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

          (6)    Liens securing Purchase Money Indebtedness Incurred pursuant to
     Section 4.03(b)(14); PROVIDED, HOWEVER, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached;

          (7) Liens to secure Indebtedness equal to the greater of: (i) the amount of Indebtedness permitted under Section 4.03(b)(1) or (ii) an amount equal to 2.75 times EBITDA for the most recent four consecutive fiscal quarters ended for which internal financial statements are available, giving effect to the Calculation Adjustments;

          (8) Liens existing on the Issue Date (other than under the Credit Agreement);

          (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

          (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

          (12) Liens on the assets of a Foreign Subsidiary securing Indebtedness of such Foreign Subsidiary Incurred pursuant to Section 4.03(b)(16);

          (13) Liens on Receivables and Related Assets of the type specified in the definition of "Qualified Receivables Transaction" Incurred in connection with a Qualified Receivables Transaction;

          (14) Liens securing Hedging Obligations permitted under this Indenture;

          (15) Liens on property that is the subject of a Sale/Leaseback Transaction securing Attributable Debt in respect of such Sale/Leaseback Transaction Incurred pursuant to Section 4.03(b)(18);

          (16) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers'

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                                                                              28

     acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (17) Liens imposed pursuant to licenses, sublicenses, leases and subleases (including, but not limited to, landlords' Liens) which do not materially interfere with the ordinary conduct of the business of Boise Holdings, Timber Holdings or any of their Restricted Subsidiaries;

          (18) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuers and their Restricted Subsidiaries in the ordinary course of business;

          (19) Liens in favor of the Issuers or any Note Guarantor or Liens on assets of a Restricted Subsidiary of Boise Holdings or Timber Holdings that is not a Note Guarantor in favor solely of another Restricted Subsidiary or Boise Holdings or Timber Holdings that is not a Note Guarantor;

          (20) judgment Liens not giving rise to an Event of Default, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with importation of goods;

          (22) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Boise Holdings, Timber Holdings or any of their Restricted Subsidiaries in the ordinary course of business;

          (23) Liens securing Indebtedness in an amount which, together with the aggregate outstanding amount of all other Indebtedness secured by Liens Incurred pursuant to this clause (23), does not exceed $100.0 million;

          (24) Liens incurred to secure cash management services in the ordinary course of business; and

          (25) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (8), (9) or (10); PROVIDED, HOWEVER, that:

                 (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to such property or proceeds or distributions thereof); and

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                                                                              29

                 (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (8), (9) or (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement.

Notwithstanding the foregoing, "Permitted Liens" shall not include any Lien described in clause (6), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.06. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

          "Pro Forma Cost Savings" means cost savings that Boise Holdings or Timber Holdings reasonably determines are probable based upon specifically identified actions to be taken within six months of the date of the acquisition (net of any reduction in EBITDA as a result of such cost savings that Boise Holdings or Timber Holdings reasonably determines are probable); PROVIDED that Boise Holdings' or Timber Holdings' chief financial officer shall have certified in an Officer's Certificate delivered to the Trustee the specific actions to be taken, the cost savings to be achieved from each such action, that such savings have been determined to be probable and the amount, if any, of any reduction in EBITDA in connection therewith. Where specifically provided by this Indenture, the Issuers shall give PRO FORMA effect to such Pro Forma Cost Savings as if they had been effected as of the beginning of the applicable period.

          "Purchase Money Indebtedness" means Indebtedness (including Capital Lease Obligations) (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (2) Incurred to finance the acquisition by

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                                                                              30

Boise Holdings, Timber Holdings or a Restricted Subsidiary of such asset (whether through the direct purchase of such asset or the purchase of the Capital Stock of any Person owning such asset), including additions and improvements, in each case in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

          "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by Boise Holdings, Timber Holdings or any Restricted Subsidiary pursuant to which Boise Holdings, Timber Holdings or any Restricted Subsidiary may sell, convey, contribute to capital or otherwise transfer to a Receivables Entity, or may grant a security interest in and/or pledge, any Receivables or interests therein and any assets related thereto, including, without limitation, all collateral securing such Receivables, all contracts and contract rights, purchase orders, security interests, financing statements or other documentation in respect of such Receivables, any Guarantees, indemnities, warranties or other obligations in respect of such Receivables, any other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving receivables similar to such Receivables and any collections or proceeds of any of the foregoing (collectively, the "Related Assets"), which transfer, grant of security interest or pledge is funded in whole or in part, directly or indirectly, by the Incurrence or issuance by the transferee or any successor transferee of Indebtedness, fractional undivided interests, or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables and Related Assets or interests in Receivables and Related Assets, it being understood that a Qualified Receivables Transaction may involve:

          (1) one or more sequential transfers or pledges of the same Receivables and Related Assets, or interests therein, and

          (2) periodic transfers or pledges of Receivables and/or revolving transactions in which new Receivables and Related Assets, or interests therein, are transferred or pledged upon collection of previously transferred or pledged Receivables and Related Assets, or interests therein, and PROVIDED that:

                 (A)   the Board of Directors of Timber Holdings, Boise
          Holdings or any Restricted Subsidiary which is party to such Qualified Receivables Transaction shall have determined in good faith that such Qualified Receivables Transaction is economically fair and reasonable to Timber Holdings, Boise Holdings or such Restricted Subsidiary as applicable, and the Receivables Entity, and

                 (B) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Board of Directors of Timber Holdings, Boise Holdings or any Restricted Subsidiary which is party to such Qualified Receivables Transaction).

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                                                                              31

The grant of a security interest in any accounts receivable of Boise Holdings, Timber Holdings or any of Restricted Subsidiary to secure Indebtedness Incurred pursuant to the Credit Agreement shall not be deemed a Qualified Receivables Transaction.

          "Rating Agency" means Standard & Poor's and Moody's or if Standard & Poor's or Moody's or both shall not make a rating on the Securities publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuers (as certified by a resolution of the Board of Directors of Boise LLC) which shall be substituted for Standard & Poor's or Moody's or both, as the case may be.

          "Receivables" means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of chattel paper) and whether or not earned by performance) of Boise Holdings, Timber Holdings or any Restricted Subsidiary, whether now existing or arising in the future.

          "Receivables Entity" means any Person formed for the purposes of engaging in a Qualified Receivables Transaction with Boise Holdings, Timber Holdings or a Restricted Subsidiary which engages in no activities other than in connection with the financing of Receivables of Boise Holdings, Timber Holdings and Restricted Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Restricted Subsidiary that is the direct parent company of such Receivables Entity, or, if the Receivables Entity is not a Subsidiary of Boise Holdings or Timber Holdings, by the Board of Directors of any Restricted Subsidiary participating in such Qualified Receivables Transaction, (in each case as provided below), as a Receivables Entity and:

          (1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which:

                 (A) is Guaranteed by Boise Holdings, Timber Holdings or any Restricted Subsidiary other than a Receivables Entity (excluding any Guarantees (other than Guarantees of the principal of, and interest on, Indebtedness and Guarantees of collection on Receivables) pursuant to Standard Securitization Undertakings),

                 (B) is recourse to or obligates Boise Holdings, Timber Holdings or any Restricted Subsidiary (other than a Receivables Entity) in any way other than pursuant to Standard Securitization Undertakings; or

                 (C) subjects any property or asset of Boise Holdings, Timber Holdings or any Restricted Subsidiary other than a Receivables Entity, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither Boise Holdings, Timber Holdings nor any Restricted Subsidiary other than a Receivables Entity has any material contract,

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                                                                              32

     agreement, arrangement or understanding other than on terms which Boise Holdings or Timber Holdings reasonably believes to be no less favorable to Boise Holdings, Timber Holdings or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Boise Holdings or Timber Holdings; and

          (3) to which neither Boise Holdings, Timber Holdings nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results (other than pursuant to Standard Securitization Undertakings).

Any such designation by the Board of Directors of the applicable Restricted Subsidiary shall be evidenced to the trustee by filing with the trustee a certified copy of the resolution of such Board of Directors giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing conditions.

          "Receivables Financing" means any transaction (including, without limitation, any Qualified Receivables Transaction) pursuant to which Boise Holdings, Timber Holdings or any Restricted Subsidiary may sell, convey or otherwise transfer or grant a security interest in any Receivables or Related Assets of the type specified in the definition of "Qualified Receivables Transaction".

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of Boise Holdings, Timber Holdings or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

          (1) (a) if the Indebtedness being Refinanced has a Stated Maturity earlier than the Stated Maturity of the Securities, such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced or (b) if the Stated Maturity of the Indebtedness being refinanced is later than the Stated Maturity of the Securities, the Refinancing Indebtedness has a Stated Maturity at least 123 days later than the Stated Maturity of the Securities;

          (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced;

          (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus fees and expenses,

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                                                                              33

     including any premium and defeasance costs) under the Indebtedness being Refinanced; and

          (4) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary of Boise Holdings or Timber Holdings that is not a Note Guarantor or Issuer that Refinances Indebtedness of Boise Holdings or Timber Holdings, as the case may be, or Indebtedness of a Subsidiary of Boise LLC that is not a Note Guarantor that Refinances Indebtedness of Boise LLC or
(B) Indebtedness of Boise Holdings, Timber Holdings or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Related Business" means any business in which Boise Holdings, Timber Holdings or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

          "Related Party" means (a) with respect to Madison Dearborn Partners, LLC, (i) any investment fund controlled by or under common control with, Madison Dearborn Partners, LLC, and any officer, director or employee of Madison Dearborn Partners, LLC, and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers, directors and employees referred to in clause (a)(i) above; and (b) with respect to any officer or employee of Boise Holdings, Timber Holdings or any of their Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer or employee and (ii) any trust, corporation, partnership or other entity, of which an 80% or more controlling interest is held by beneficiaries, stockholders, partners or owners who are the officer or employee, any of the persons described in clause
(b)(i) above or any combination of these identified relationships.

          "Representative" means, with respect to a Person, any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

          "Representative Amount" means a principal amount of not less than $1,000,000 for a single transaction in the relevant market at the relevant time.

          "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), (B) dividends or distributions payable solely to Boise Holdings, Timber Holdings or a Restricted Subsidiary, (C) PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary

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                                                                              34

     to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation) and (D) dividends or distributions of shares of Capital Stock of, or Indebtedness owed to Boise Holdings, Timber Holdings or any Restricted Subsidiary by, Unrestricted Subsidiaries);

          (2) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Capital Stock of Boise Holdings or Timber Holdings held by any Person (other than by a Restricted Subsidiary) or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of Boise Holdings or Timber Holdings (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of Boise Holdings or Timber Holdings that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Issuers or any Note Guarantor (other than (A) from Boise Holdings, Timber Holdings or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

          (4) the making of any Investment (other than a Permitted Investment) in any Person.

          "Restricted Subsidiary" means Boise LLC, Boise Finance and any other Subsidiary of Boise Holdings or Timber Holdings that is not an Unrestricted Subsidiary.

          "Sale/Leaseback Transaction" means an arrangement relating to property owned by Boise Holdings, Timber Holdings or a Restricted Subsidiary on the Issue Date or thereafter acquired by Boise Holdings, Timber Holdings or a Restricted Subsidiary whereby Boise Holdings, Timber Holdings or a Restricted Subsidiary transfers such property to a Person and Boise Holdings, Timber Holdings or a Restricted Subsidiary leases it from such Person.

          "SEC" means the U.S. Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness secured by a Lien.

          "Securities" means the Senior Notes and the Senior Subordinated Notes.

          "Securities Act" means the U.S. Securities Act of 1933, as amended.

          "Senior Indebtedness" means with respect to any Person:

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                                                                              35

          (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

          (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate, in the case of the Senior Notes, or subordinate or PARI PASSU, in the case of the Senior Subordinated Notes, in right of payment to such Securities or the Note Guaranty of such Person of such Securities, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

          (1) any obligation of such Person to Boise Holdings, Timber Holdings or any of their Subsidiaries;

          (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

          (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

          (4) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

          (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture (PROVIDED that the lenders under the Credit Agreement may rely on a written representation of Boise LLC made at the time of an Incurrence of Indebtedness thereunder (or deemed made at such time pursuant to the Credit Agreement) that the Indebtedness so Incurred shall constitute "Senior Indebtedness" for purposes of this Indenture, and the Indebtedness so Incurred under the Credit Agreement shall not fail to qualify as "Senior Indebtedness" pursuant to this clause (5) as a result of such reliance).

          "Senior Notes" means the Senior Floating Rate Notes due 2012 issued pursuant to this Indenture, including the Initial Senior Notes and any Senior Exchange Notes, treated as a single class.

          "Senior Subordinated Indebtedness" means, with respect to a Person, the Senior Subordinated Notes (in the case of the Issuers), the Note Guaranties of the Senior Subordinated Notes (in the case of a Note Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Senior Subordinated Notes or such Note Guaranty of the Senior Subordinated Notes, as the case may be, in right of payment and is not subordinated by its terms in right of

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                                                                              36

payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

          "Senior Subordinated Notes" means the 7-1/8% Senior Subordinated Notes due 2014 issued pursuant to this Indenture, including the Initial Senior Subordinated Notes and any Senior Subordinated Exchange Notes, treated as a single class.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of Boise Holdings or Timber Holdings within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC; PROVIDED that, solely for purposes of Section 4.02, 5% shall be substituted for 10% for purposes of such definition.

          "Standard Securitization Undertakings" means all representations, warranties, covenants, indemnities, performance Guarantees and servicing obligations entered into by the Parent or any Subsidiary of the Parent (other than a Receivables Entity) which are customary in connection with any Qualified Receivables Transaction.

          "Standard & Poor's" means Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Statistical Release" means the statistical release "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination, then such other reasonably comparable index which shall be designated by the Trustee.

          "Stockholders Agreement" means, collectively, the Stockholders Agreements among the holders of the Capital Stock of Boise Holdings or Timber Holdings, as applicable, as described in the Offering Memorandum under the caption "Certain relationships and related transactions", as in effect on the Issue Date and giving effect to any amendment thereto (including an amendment to add additional parties) that is not materially less favorable to the Holders.

          "Subordinated Obligation" means, with respect to a Person, and with respect to a series of Securities, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to such series of Securities or a Note Guaranty of such Person of such series of Securities, as the case may be, pursuant to a written agreement to that effect. With respect to the Senior Notes, the Senior Subordinated Notes shall be Subordinated Obligations.

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                                                                              37

          "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (1)    such Person;

          (2)    such Person and one or more Subsidiaries of such Person; or

          (3)    one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means each Subsidiary of Boise Holdings that executes this Indenture as a guarantor and each other Subsidiary of Boise Holdings that hereafter guarantees the Securities pursuant to the terms of this Indenture.

          "Subsidiary Guaranty" means, with respect to each series of Securities, a Guarantee by a Subsidiary Guarantor of the Issuers' obligations with respect to the Securities of such series.

          "Tax Distributions" shall mean cash distributions by Boise Holdings to its Members in respect of its Capital Stock for the purpose of providing the Members with funds to pay the tax liability attributable to their shares of the taxable income of Boise Holdings and its Restricted Subsidiaries and, to the extent of the amount actually received from any Unrestricted Subsidiaries, an amount required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries.

          "Telerate Page 3750" means the display designated at "Page 3750" on the Moneyline Telerate service (or such other page as may replace Page 3750 on that service).

          "Temporary Cash Investments" means any of the following:

          (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

          (2) investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital and surplus aggregating in excess of $500.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

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                                                                              38

          (3) repurchase obligations for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of Boise LLC) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to Standard & Poor's;

          (5) investments in securities with maturities of 365 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's or "A" by Moody's;

          (6) Indebtedness issued by Persons (other than Madison Dearborn Partners, LLC or any of its Affiliates) with a rating of "A" or higher by Standard & Poor's or "A-2" or higher by Moody's with maturities not exceeding two years from the date of acquisition; and

          (7) investments in money market funds that invest at least 95% of their assets in securities of the types described in clauses (1) through
     (6) above.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date.

          "Timber Fall-away Date" means the date of the sale of all of the Capital Stock of Timber Holdings in accordance with Section 4.06 and the release of the Note Guaranties of Timber Holdings in accordance with Article 11.

          "Timber LLCs" means Timber LLC I and Timber LLC II, each a Delaware limited liability company and direct Wholly Owned Subsidiary of Timber.

          "Timberlands Assets" means all the assets comprising the timberland portfolio acquired by Timber in the Acquisition.

          "Timberlands Entity" means any of Boise Holdings, Timber Holdings or any of their respective Restricted Subsidiaries that, together with its Subsidiaries, owns or controls a material amount of Timberlands Assets.

          "Timberlands Parent Entity" means either or both of Boise Holdings or Timber Holdings at the time such entity is a Timberlands Entity.

          "Timberlands Parent Entity Proceeds" means the Net Available Cash from sales, transfers or other dispositions of Capital Stock of a Timberlands Parent Entity.

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                                                                              39

          "Timberlands Proceeds" means the Net Available Cash from sales, leases, transfers or other dispositions of Timberlands Assets or Capital Stock of any Timberlands Entity (including, without limitation, any Timberlands Parent Entity), including any Timberlands Contribution.

          "Timberlands Sales" means the sale, disposition or other transfer in one or more transactions of Timberlands Assets or Capital Stock of Timberlands Entities which, together with their Subsidiaries, do not own or control material assets or operates other than Timberlands Assets for aggregate proceeds of no less than $1,485.0 million and the application of the proceeds thereof as provided in Section 4.06.

          "Total Assets" as of any date of determination means the total consolidated assets, less applicable depreciation, amortization and other valuation reserves, as shown on the most recent balance sheet of (i) prior to the Timber Fall-away Date, Boise Holdings, Timber Holdings and the Restricted Subsidiaries, prepared on a Combined Consolidated Basis and (ii) following the Timber Fall-away Date, Boise Holdings and its Restricted Subsidiaries on a consolidated basis.

          "Total Consolidated Indebtedness" means, as of any date of determination, an amount equal to the aggregate amount of all Indebtedness (other than Indebtedness in respect of any Qualified Receivables Transaction, Attributable Debt and Hedging Obligations) of (i) prior to the Timber Fall-away Date, Boise Holdings, Timber Holdings and their Restricted Subsidiaries, determined on a Combined Consolidated Basis and (ii) following the Timber Fall-away Date, Boise Holdings and its Restricted Subsidiaries on a consolidated basis, in each case outstanding as of such date of determination, after giving effect to any Incurrence of Indebtedness and the application of the proceeds therefrom giving rise to such determination.

          "Transactions" means the Acquisition, the Financing Transactions and the payment of related fees and expenses, in each case as described in the Offering Memorandum.

          "Treasury Rate" means, in connection with the calculation of any Make-Whole Amount with respect to any Senior Subordinated Note, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity, as compiled by and published in the most recent Statistical Release that has become publicly available at least two Business Days prior to the redemption date, equal to the period from the redemption date to October 15, 2009. If no maturity exactly corresponds to such period, yields for the published maturities occurring prior to and after such maturity most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month.

          "Trustee", with respect to a series of Securities, means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

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                                                                              40

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means the Timber LLCs and:

          (1) any Subsidiary of Boise Holdings or Timber Holdings that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of Boise Holdings or Timber Holdings in the manner provided below; and

          (2)    any Subsidiary of an Unrestricted Subsidiary.

The Boards of Directors of Boise Holdings and Timber Holdings may designate any Subsidiary of Boise Holdings (other than Boise LLC, Boise Finance and any Timber Entity) or Timber Holdings (other than any Timberlands Entity), as the case may be (including any newly acquired or newly formed Subsidiary), to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or (except in the case of a Receivables Entity) holds any Lien on any property of, Boise Holdings or Timber Holdings or any other Subsidiary of Boise Holdings or Timber Holdings that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either
(A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04.

The Boards of Directors of Boise Holdings and Timber Holdings may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) either (i) Boise LLC could Incur $1.00 of additional Indebtedness under Section 4.03(a) or (ii) the Consolidated Coverage Ratio would be greater immediately following such designation than immediately prior to such designation and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of Boise Holdings or Timber Holdings shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of Boise Holdings or Timber Holdings giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by Boise Holdings or Timber Holdings or one or more other Wholly Owned Subsidiaries.

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                                                                              42

          SECTION 1.02.     Other Definitions.

                                                                                            Defined in
                                        Term                                                 Section
                                        ----                                            ------------------
"Affiliate Transaction"..........................................................             4.07(a)
"Appendix".......................................................................             2.01
"Bankruptcy Law".................................................................             6.01
"Blockage Notice"................................................................            10.03
"Boise Finance"..................................................................            Preamble
"Boise Holdings".................................................................            Preamble
"Boise LLC"......................................................................            Preamble
"Change of Control Offer"........................................................             4.09(b)
"covenant defeasance option".....................................................             8.01(b)
"Custodian"......................................................................             6.01
"Event of Default"...............................................................             6.01
"Guaranteed Obligations".........................................................            11.01
"Guaranty Blockage Notice".......................................................            12.03(b)
"Guaranty Payment Blockage Period"...............................................            12.03(b)
"Guaranty Payment Default".......................................................            12.03(a)
"Initial Lien"...................................................................             4.10
"Issuers"........................................................................            Preamble
"legal defeasance option"........................................................             8.01(b)
"Offer"..........................................................................             4.06(b)
"Offer Amount"...................................................................             4.06(c)(2)
"Offer Period"...................................................................             4.06(c)(2)
"Paying Agent"...................................................................             2.03
"Payment Blockage Period"........................................................            10.03
"Payment Default"................................................................            10.03
"Purchase Date"..................................................................             4.06(c)(1)
"Refinancing Disqualified Stock".................................................             4.04(b)(10)
"Registrar"......................................................................             2.03
"Successor Company"..............................................................             5.01(a)(1)
"Timber".........................................................................            Preamble
"Timber Holdings"................................................................            Preamble
"Timberlands Contribution".......................................................            11.06

          SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and the Note Guaranties;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Issuers, each Note Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

          (1)    a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)    "or" is not exclusive;

          (4)    "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

          (8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

          (10) all references to the date the Securities were originally issued shall refer to the Issue Date; and

          (11) on and after the occurrence of the Timber Fall-away Date, the provisions of this Indenture shall be interpreted to give effect to Section
     4.16 hereof.

                                    Article 2

                                 THE SECURITIES

          SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix"), which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of
Exhibit 1 or 2 to the Appendix, as the case may be, which are hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A or B hereto, as the case may be, which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuers are subject, if any, or usage (PROVIDED that any such notation, legend or endorsement is in a form acceptable to the Issuers). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibits A and B are part of the terms of this Indenture.

          SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Issuers by manual or facsimile signature. The Issuers' seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          On the Issue Date, the Trustee shall authenticate and deliver $250 million of Senior Notes and $400 million of Senior Subordinated Notes and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 4.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such

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                                                                              45

appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03. REGISTRAR AND PAYING AGENT. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of each series of the Securities and of their transfer and exchange. The Issuers may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Issuers shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of any such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Issuers or any Wholly Owned Subsidiary of an Issuer incorporated or organized within The United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Issuers initially appoint the Trustee as Registrar and Paying Agent in connection with each series of the Securities.

          SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders of the Securities of a series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on such series of Securities and shall notify the Trustee of any default by the Issuers in making any such payment. If the Issuers or a Subsidiary of an Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders of each series of Securities. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders of that series.

          SECTION 2.06. TRANSFER AND EXCHANGE. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations of the same series, the Registrar shall make the exchange as requested if the same requirements are met.

          SECTION 2.07. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security of the same series if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuers, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional Obligation of the Issuers.

          SECTION 2.08. OUTSTANDING SECURITIES. Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) of a series to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders of such series on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. CANCELLATION. The Issuers at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers unless the Issuers direct the Trustee to deliver canceled Securities to the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11. DEFAULTED INTEREST. If the Issuers default in a payment of interest on a series of the Securities, the Issuers shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on such series in any lawful manner. The Issuers may pay the defaulted interest on such series to the persons who are Securityholders of such series on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12. CUSIP NUMBERS, ISINS, ETC. The Issuers in issuing the Securities may use "CUSIP" numbers, ISINs and "Common Code" numbers (in each case if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers, ISINs and "Common Code" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuers shall advise the Trustee in writing of any change in any "CUSIP" numbers, ISINs or "Common Code" numbers applicable to the Securities.

          SECTION 2.13. ISSUANCE OF ADDITIONAL SECURITIES. After the Issue Date, the Issuers shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities of each series under this Indenture, which Securities shall have identical terms as the Initial Securities of such series issued on the Issue Date, other than with respect to the date of issuance and issue price.

          With respect to any Additional Securities of a series, the Issuers shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Issuers are relying on to issue such Additional Securities;

          (2) the series, the issue price, the issue date and the CUSIP number of such Additional Securities; PROVIDED, HOWEVER, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

          (3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A or B, as the case may be.

          SECTION 2.14. SERIES OF SECURITIES. All of the Senior Notes issued under this Indenture (including any Additional Senior Notes) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. All of the Senior Subordinated Notes issued under this Indenture (including any Additional Senior Subordinated Notes) shall be treated as a single class for all purposes of this Indenture, including waivers, amendments, redemptions and offers to purchase. The Senior Notes and Senior Subordinated Notes shall be treated as separate classes for all purposes of this Indenture, including waivers, amendments, redemptions, offers to purchase and the application of, and determination of compliance with, the covenants contained in Article 4 hereof.

                                    Article 3

                                   REDEMPTION

          SECTION 3.01. NOTICES TO TRUSTEE. If the Issuers elect to redeem Securities of a series pursuant to paragraph 5 of the Securities of that series, they shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities of that series pursuant to which the redemption will occur.

          The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuers to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities of a series are to be redeemed, the Trustee shall select the Securities of that series to be redeemed PRO RATA to the extent practicable. The Trustee shall make the selection from outstanding Securities of that series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in principal amounts of $1,000 or a whole multiple of $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemption of a series of Securities, the Issuers shall mail a notice of redemption by first-class mail to each Holder of such series of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (1)    the redemption date;

          (2)    the redemption price;

          (3)    the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities of that series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Issuers default in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities of that series pursuant to which the Securities called for redemption are being redeemed;

          (8) the "CUSIP" number, ISIN or "Common Code" number, if any, printed on the Securities being redeemed; and

          (9) that no representation is made as to the correctness or accuracy of the "CUSIP" number, ISIN, or "Common Code" number, if any, listed in such notice or printed on the Securities.

          At the Issuers' request, the Trustee shall give the notice of redemption in the Issuers' name and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on

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                                                                              50

the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Issuers shall deposit with the Paying Agent (or, if an Issuer or a Subsidiary of an Issuer is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuers to the Trustee for cancellation.

          SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Issuers shall execute and the Trustee shall authenticate for the Holder (at the Issuers' expense) a new Security of the same series equal in principal amount to the unredeemed portion of the Security surrendered.

                                    Article 4

                                    COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES. The Issuers shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC REPORTS. Notwithstanding that Boise Holdings and Timber Holdings may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Boise Holdings and Timber Holdings shall furnish to the Trustee and the Holders and, after the completion of any exchange offer (or, if in lieu thereof, the effectiveness of any shelf registration statement) in respect of either series of the Securities, shall file with the SEC (to the extent the SEC will accept such filings) such annual reports and such information, documents and other reports as are specified in Section 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections (including, for avoidance of doubt, a quarterly report for the quarter ended September 30, 2004), such information, documents and other reports to be so filed and provided at the times specified for the filings of such information, documents and reports under such Sections; PROVIDED, HOWEVER, that Boise Holdings and Timber Holdings shall not be required to furnish or file any such reports with the SEC until the later of 45 days following the issuance of the Securities and the date any such report is required to be filed; PROVIDED, FURTHER, that the financial statements contained in the reports furnished or filed by Boise Holdings shall contain a footnote presenting financial statement information (including condensed income statement, balance sheet and statement of cash flow information for the applicable periods and comparative prior periods, and such footnotes as are reasonably necessary for a complete presentation of the information set forth in such financial statements) for Boise Holdings and Timber Holdings on a Combined Consolidated Basis to the extent permitted by the SEC, and, if not permitted, such information shall be supplementally provided to the Trustee and the Holders; PROVIDED, FURTHER, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement and/or shelf registration statement, to the extent that any such registration statement contains substantially the same information as would be required to be filed by Boise Holdings and Timber Holdings if they were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and the Holders with such registration statement (and any amendments thereto) promptly following the filing thereof; and PROVIDED, FURTHER, if Boise Holdings and Timber Holdings are exempt from the requirements of Section 13(a) or 15(d) of the Exchange Act under Section 12h-5 of the Exchange Act, Boise Holdings and Timber Holdings shall not be required to file such reports and documents with the SEC under Section 13(a) or 15(d) of the Exchange Act (or any successor provisions thereto) or provide such annual reports and such information, documents and other reports to the Trustee and the Holders so long as (i) the Parent files such annual reports and such information, documents and other reports with the SEC, (ii) the Parent, the Issuers and each Note Guarantor are in compliance with the requirements set forth in Rule 3-10 of Regulation S-X under the Exchange Act and (iii) the Issuers provide the Trustee and Holders with such annual reports and such information, documents and other reports filed by Parent.

          At any time that any of Boise Holdings' or Timber Holdings' Subsidiaries (other than any Subsidiary of Boise Holdings or Timber Holdings which is not then consolidated with Boise Holdings or Timber Holdings under
GAAP) are Unrestricted Subsidiaries that individually or collectively constitute a Significant Subsidiary, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's discussion and analysis of financial condition and results of operations", of the financial condition and results of operations of Boise Holdings and Timber Holdings and their Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries. In addition, the quarterly and annual financial information required by the preceding paragraph shall include disclosure of the amount of any payments made or received in the applicable period pursuant to the Additional Consideration Agreement.

          In addition, the Issuers shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as any Securities are not freely transferable under the Securities Act.

          The Issuers also shall comply with the other provisions of TIA Section 314(a).

          SECTION 4.03. LIMITATION ON INDEBTEDNESS. (a) Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Issuers and the Note Guarantors shall be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.

          (b) Paragraph (a) shall not prohibit the Incurrence by Boise Holdings, Timber Holdings or their respective Restricted Subsidiaries, as the case may be, of any or all of the following Indebtedness:

          (1) Indebtedness Incurred by the Issuers and the Note Guarantors pursuant to any Credit Agreement; PROVIDED, HOWEVER, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $2,955.0 million plus (in the case of any Refinancing) the aggregate amount of fees, underwriting discounts, premiums, prepayment penalties and other costs and expenses Incurred in connection with the Refinancing, less (x) the sum of all permanent repayments of principal with respect to such Indebtedness pursuant to Section 4.06(a)(3)(A) and clause
     (ii) of the second paragraph of Section 4.06(a) and (y) the aggregate principal amount of Indebtedness Incurred under clause (15) of this paragraph (b) then outstanding;

          (2) Indebtedness owed to and held by Boise Holdings, Timber Holdings or any Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon (other than a transfer to Boise Holdings, Timber Holdings or a Restricted Subsidiary, including by means of a dividend or distribution by Boise Holdings or Timber Holdings directly or indirectly to the owners of its Capital Stock; PROVIDED that such owners of Capital Stock make a capital contribution of such intercompany Indebtedness or Capital Stock to the other of Boise Holdings or Timber Holdings, as applicable, immediately thereafter), (B) if an Issuer is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, (C) if a Note Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of such Note Guarantor with respect to its Note Guaranties and (D) on the Timber Fall-away Date any Indebtedness held by Timber Holdings or any of its Restricted Subsidiaries shall be deemed to constitute the Incurrence of such Indebtedness by the obligor thereon and shall not be permitted under this clause (2);

          (3) the Securities and the Exchange Securities (other than any Additional Securities);

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          (4)    Indebtedness outstanding on the Issue Date (other than
     Indebtedness described in clause (1), (2) or (3) of this Section 4.03(b));

          (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by Boise Holdings, Timber Holdings or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Boise Holdings, Timber Holdings or a Restricted Subsidiary); PROVIDED that on the date of such acquisition and after giving PRO FORMA effect thereto, Boise LLC would have been entitled to Incur at least $1.00 of additional Indebtedness pursuant to Section 4.03(a);

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to Section 4.03(a) or pursuant to clause (3), (4), (5) or (19) of this Section 4.03(b) or this clause (6); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

          (7) Hedging Obligations that are Incurred for bona fide hedging purposes of Boise Holdings, Timber Holdings and their Restricted Subsidiaries; PROVIDED that such obligations are entered into in the ordinary course of business to hedge or mitigate risks to which Boise Holdings, Timber Holdings or any of their Restricted Subsidiaries are exposed in the conduct of their business or the management of their liabilities (as determined by Boise Holdings', Timber Holdings' or such Restricted Subsidiary's principal financial officer in the exercise of his or her good faith business judgment);

          (8) Obligations in respect of performance, bid and surety bonds and completion guarantees provided by or on behalf of Boise Holdings, Timber Holdings or any Restricted Subsidiary in the ordinary course of business;

          (9) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

          (10) Indebtedness consisting of each Note Guaranty of a Note Guarantor (including any Note Guaranty with respect to the Exchange Securities) and any Guarantee by Boise LLC or any Note Guarantor of Indebtedness (other than any Indebtedness Incurred by a Restricted Subsidiary that is not a Note Guarantor pursuant to Section 4.03(b)(5),
     (15), (16) or (18)) of Boise Holdings, Timber Holdings or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by Boise Holdings, Timber Holdings or such Restricted Subsidiary is permitted under the terms of this Indenture; PROVIDED that (i) if such

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                                                                              54

     Indebtedness is by its express terms subordinated in right of payment to the Senior Indebtedness of the borrower then any such Guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Senior Indebtedness of the Person Guaranteeing such Indebtedness and
     (ii) on the Timber Fall-away Date any Guarantee of Indebtedness of Timber Holdings and its Restricted Subsidiaries shall be deemed to constitute an Incurrence of such Guarantee by the obligor thereon and shall not be permitted under this clause (10);

          (11) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock;

          (12) Indebtedness arising from agreements of Boise Holdings, Timber Holdings or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or similar obligations, in each case, Incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (a) such Indebtedness is not reflected on the balance sheet of Boise Holdings, Timber Holdings or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet shall not be deemed to be reflected on such balance sheet for purposes of this clause
     (a)) and (b) in the case of a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds, including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Boise Holdings, Timber Holdings and the Restricted Subsidiaries in connection with such disposition;

          (13) Indebtedness consisting of Guarantees of loans or other extensions of credit made to or on behalf of officers, directors, employees or consultants of Boise Holdings, Timber Holdings or a Restricted Subsidiary (other than officers, directors, employees or consultants of Madison Dearborn Partners, LLC and its Affiliates (other than officers, directors or employees of Boise LLC)) for the purpose of permitting such Persons to purchase Capital Stock of Boise Holdings, Timber Holdings or any direct or indirect parent of Boise Holdings or Timber Holdings, as the case may be, in an amount not to exceed $20.0 million at any one time outstanding;

          (14) Purchase Money Indebtedness Incurred by Boise Holdings, Timber Holdings or a Restricted Subsidiary, and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause

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     (14) and then outstanding, does not exceed 5% of Total Assets at the date of determination;

          (15) Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to Boise Holdings, Timber Holdings or any other Restricted Subsidiary (except for Standard Securitization Undertakings); PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (15) and then outstanding does not exceed $2,955.0 million less (x) the aggregate principal amount of Indebtedness Incurred under clause (1) of this paragraph (b) and (y) the sum of all principal payments with respect to Indebtedness Incurred under clause (1) of this paragraph (b) pursuant to Section 4.06(a)(3)(A) and clause (ii) of the second paragraph of Section 4.06(a);

          (16) Indebtedness Incurred by a Foreign Subsidiary in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (16) and then outstanding, does not exceed $50.0 million;

          (17) Indebtedness of an Issuer or of any Note Guarantor in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (17) and then outstanding, does not exceed $150.0 million;

          (18) Attributable Debt in an aggregate principal amount which, when taken together with all other Attributable Debt Incurred pursuant to this clause (18) and then outstanding, does not exceed $150.0 million; PROVIDED that on the date of each Incurrence of such Attributable Debt, after giving PRO FORMA effect thereto the Consolidated Coverage Ratio would be greater than the Consolidated Coverage Ratio immediately prior to the Incurrence of such Attributable Debt; and

          (19) Indebtedness of Boise Holdings or Timber Holdings or Non-Public Indebtedness of any Restricted Subsidiary Incurred in connection with the acquisition of all of the Capital Stock of a Person that becomes a Restricted Subsidiary or all or substantially all of the assets of an entity in each case engaged in a Related Business up to an amount equal to 100% of the Net Cash Proceeds received by Boise Holdings or Timber Holdings from the issuance or sale (other than to a Subsidiary) of its Capital Stock (other than Disqualified Stock) or as a contribution to capital of Boise Holdings or Timber Holdings (other than Capital Stock owned by any Person to the extent the purchase of such Capital Stock is financed directly or indirectly with the proceeds of loans or advances from Boise Holdings, Timber Holdings or a Restricted Subsidiary until such loans or advances are repaid in cash), in each case, subsequent to the Issue Date; PROVIDED, HOWEVER, that any such Net Cash Proceeds or capital contributions that are so received or contributed (i) shall be excluded for purposes of making Restricted Payments under Section 4.04(a)(3)(B) and Sections 4.04(b)(1),
     (b)(4) and (b)(18) and (ii) shall not constitute Excluded Contributions.

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          (c)    Notwithstanding the foregoing, neither the Issuers nor any Note
Guarantor will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of an Issuer or any Note Guarantor unless such Indebtedness shall be subordinated to the Securities or the applicable Note Guaranties to at least the same extent as such Subordinated Obligations.

          (d)    For purposes of determining compliance with this Section 4.03:

          (1) any Indebtedness Incurred under the Credit Agreement on the Issue Date shall be treated as Incurred under clause (1) of paragraph (b) above and any Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction that is outstanding on the Issue Date shall be treated as Incurred under clause (15) of paragraph (b) above;

          (2) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Issuers, in their sole discretion, shall classify such item of Indebtedness or any portion thereof at the time of Incurrence, and may later reclassify such item of Indebtedness or any portion thereof (other than as set forth in clause (d)(1) above), and shall only be required to include the amount and type of such Indebtedness in one of the above clauses; and

          (3) the Issuers shall be entitled to divide and classify (and reclassify) an item of Indebtedness in more than one of the types of Indebtedness described above.

          (e) Notwithstanding Sections 4.03(a) and 4.03(b), and solely with respect to the Senior Subordinated Notes, neither the Issuers nor any Note Guarantor shall Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Issuer or Note Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Issuer or Note Guarantor, as applicable, or
(2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Senior Subordinated Notes or the relevant Note Guaranty of Senior Subordinated Notes, as applicable, equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Senior Subordinated Notes or the relevant Note Guaranty of Senior Subordinated Notes, as applicable) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

          (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; PROVIDED, HOWEVER, that if any such Indebtedness denominated in a

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different currency is subject to a Currency Agreement with respect to U.S.
dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is Incurred.

          (g) For purposes of determining any particular amount of Indebtedness under this Section 4.03, Guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included so long as Incurred by a Person that could have Incurred such Indebtedness pursuant to this Section 4.03.

          SECTION 4.04. LIMITATION ON RESTRICTED PAYMENTS. (a) Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, make a Restricted Payment if at the time Boise Holdings, Timber Holdings or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) Boise LLC is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

                 (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the Issue Date to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

                 (B) 100% of the aggregate Net Cash Proceeds, and 100% of the aggregate Net Fair Market Value of property other than cash, in each case received by Boise Holdings or Timber Holdings from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) Excluded Contributions or Timberlands Contributions, (ii) an issuance or sale to Boise Holdings or Timber Holdings or a

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          Subsidiary of Boise Holdings or Timber Holdings and (iii) an issuance or sale to an employee stock ownership plan or to a trust established by Boise Holdings or Timber Holdings or any of their Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution (other than Excluded Contributions or Timberlands Contributions), and 100% of the fair market value of a capital contribution of property other than cash (other than Timberlands Contributions), in each case received by Boise Holdings or Timber Holdings from their equity holders subsequent to the Issue Date; PLUS

                 (C) the amount by which Indebtedness (other than Indebtedness owed to Boise Holdings or Timber Holdings or any of their Subsidiaries) of Boise Holdings or Timber Holdings is reduced on Boise Holdings' or Timber Holdings' respective balance sheets upon the conversion or exchange subsequent to the Issue Date of any Indebtedness of Boise Holdings or Timber Holdings convertible or exchangeable for Capital Stock (other than Disqualified Stock) of Boise Holdings or Timber Holdings (less the amount of any cash, or the fair market value of any other property, distributed by Boise Holdings or Timber Holdings upon such conversion or exchange); PROVIDED, HOWEVER, that the foregoing amount shall not exceed the Net Cash Proceeds received by Boise Holdings or Timber Holdings or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to Boise Holdings or Timber Holdings or to a Subsidiary of Boise Holdings or Timber Holdings or to an employee stock ownership plan or to a trust established by Boise Holdings or Timber Holdings or any of their Subsidiaries for the benefit of their employees); PLUS

                 (D) 100% of the aggregate amount received in cash by Boise Holdings, Timber Holdings or any Restricted Subsidiary and the fair market value of property other than cash received by Boise Holdings, Timber Holdings or any Restricted Subsidiary, in each case subsequent to the Issue Date, from:

               (i) the sale or other disposition (other than to Boise Holdings, Timber Holdings or any of their Subsidiaries) of Investments (other than Permitted Investments) made by Boise Holdings, Timber Holdings or any of their Restricted Subsidiaries and from repurchases and redemptions of such Investments (other than Permitted Investments) from Boise Holdings, Timber Holdings or any of their Restricted Subsidiaries by any Person (other than Boise Holdings, Timber Holdings or any of their Subsidiaries) and from repayments of loans or advances which constituted Investments (other than Permitted Investments) (except in each case to the extent the Investment was made pursuant to paragraph (b) below); and

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               (ii)    a dividend or distribution from an Unrestricted
          Subsidiary (solely to the extent not otherwise included in Consolidated Net Income); PLUS

                 (E) in the event any Unrestricted Subsidiary has been re-designated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, Boise Holdings, Timber Holdings or a Restricted Subsidiary, in each case subsequent to the Issue Date, the fair market value of the Investment of Boise Holdings, Timber Holdings or such Restricted Subsidiary in such Unrestricted Subsidiary at the time of such re-designation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (except in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to paragraph (b) below or constituted a Permitted Investment).

          The fair market value of property other than cash covered by clauses 3(B), (C), (D) and (E) above shall be determined in good faith by Boise Holdings or Timber Holdings and

               (i) in the event of property with a fair market value in excess of $5.0 million, shall be set forth in an Officers' Certificate; and

               (ii) in the event of property with a fair market value of in excess of $10.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of Boise Holdings or Timber Holdings.

          (b)    The provisions of Section 4.04(a) shall not prohibit:

          (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of Boise Holdings or Timber Holdings (other than Disqualified Stock and other than Capital Stock issued or sold to Boise Holdings or Timber Holdings or a Subsidiary of Boise Holdings or Timber Holdings or an employee stock ownership plan or to a trust established by Boise Holdings or Timber Holdings or any of their Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by Boise Holdings or Timber Holdings from its equity holders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under
     Section 4.04(a)(3)(B) and shall not

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     constitute Excluded Contributions or Timberlands Contributions or be used to Incur Indebtedness pursuant to Section 4.03(b)(19);

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of an Issuer or a Note Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to Section 4.03; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) dividends or other distributions paid within 60 days after the date of declaration thereof if at such date of declaration such dividend or other distribution would have complied with this Section 4.04; PROVIDED, HOWEVER, that at the time of payment of such dividend or other distribution, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend or other distribution shall be included in the calculation of the amount of Restricted Payments;

          (4) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of Boise Holdings, Timber Holdings, any direct or indirect parent of Boise Holdings or Timber Holdings or any of their Subsidiaries from any of their employees, former employees, officers, former officers, directors, former directors, consultants or former consultants (or permitted transferees of such employees, former employees, officers, former officers, directors, former directors, consultants or former consultants), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of Boise Holdings or Timber Holdings or any direct or indirect parent of Boise Holdings or Timber Holdings, as the case may be, under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such Restricted Payments (excluding amounts representing cancelation of Indebtedness) shall not exceed $5.0 million in any calendar year; PROVIDED FURTHER that (a)(i) Boise Holdings and Timber Holdings may make in any calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions which would otherwise be permitted to be made pursuant to this clause (4) in any subsequent two years that end prior to the maturity of the Senior Notes or the Senior Subordinated Notes, as applicable, up to a maximum, together with amount carried forward in accordance with clause (a)(ii), of $15.0 million in any calendar year (and the amounts available in such subsequent years shall be correspondingly reduced) and (ii) Boise Holdings and Timber Holdings may carry forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions permitted to have been made but not made in any preceding calendar year up to a maximum, together with amounts for subsequent years described in clause (a)(i), of $15.0

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     million in any calendar year pursuant to this clause (4) and that such amount in any calendar year may be increased by (i) the cash proceeds of key man life insurance policies received by Boise Holdings and Timber Holdings and their Restricted Subsidiaries after the Issue Date and (ii) the aggregate cash proceeds received by Boise Holdings or Timber Holdings (or any direct or indirect parent of Boise Holdings or Timber Holdings to the extent the proceeds are contributed to the common equity capital of Boise Holdings or Timber Holdings) during that calendar year from any re-issuance of Capital Stock by Boise Holdings or Timber Holdings (or any direct or indirect parent of Boise Holdings or Timber Holdings) to employees, officers, directors or consultants of Boise Holdings, Timber Holdings and their Restricted Subsidiaries (PROVIDED that such aggregate cash proceeds received upon re-issuance shall be excluded for purposes of making Restricted Payments under Section 4.04(a)(3)(B) and clauses (1) and
     (18) of this Section 4.04(b) and shall not constitute Excluded Contributions or Timberlands Contributions or be used to Incur Indebtedness under Section 4.03(b)(19)), less any amount previously applied to the payment of Restricted Payments pursuant to this clause (4); PROVIDED FURTHER, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (5) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; PROVIDED, HOWEVER, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividends shall be excluded in the calculation of the amount of Restricted Payments;

          (6) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (7) cash payments in lieu of the issuance of fractional shares or limited liability company units in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of Boise Holdings, Timber Holdings or any direct or indirect parent of Boise Holdings or Timber Holdings or in connection with a merger, consolidation, amalgamation or other combination involving Boise Holdings or Timber Holdings or any direct or indirect parent of Boise Holdings or Timber Holdings; PROVIDED, HOWEVER, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Boards of Directors of Boise Holdings and Timber Holdings); PROVIDED FURTHER, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (8) in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or any Note Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid

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                                                                              62

     interest thereon; PROVIDED, HOWEVER, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers (or a third party to the extent permitted by this Indenture) have made a Change of Control Offer with respect to the Securities as a result of such Change of Control and have repurchased all Securities validly tendered and not withdrawn in connection with such Change of Control Offer; PROVIDED FURTHER, HOWEVER, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

          (9) payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under Section 4.03(b)(2), other than any such Indebtedness owed to Timber Holdings or any of its Subsidiaries on or after the Timber Fall-away Date; PROVIDED, HOWEVER, that no Default has occurred and is continuing or would otherwise result therefrom; PROVIDED FURTHER, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (10) the acquisition or retirement of Disqualified Stock of Boise Holdings or Timber Holdings (other than from Boise Holdings or Timber Holdings or any of their Subsidiaries), either:

                 (A) solely in exchange for shares of Disqualified Stock of such Person; or

                 (B) through the application of net proceeds of a substantially concurrent sale of shares of Disqualified Stock of such Person (other than Disqualified Stock issued or sold to Boise Holdings or Timber Holdings or any of their Subsidiaries, or an employee stock ownership plan or a trust established by Boise Holdings or Timber Holdings or any of their Subsidiaries for the benefit of their employees or other Person to the extent such sale is financed by loans to such Person from or guaranteed by Boise Holdings or Timber Holdings or any of their Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) ("Refinancing Disqualified Stock"); PROVIDED that:

               (i) the Refinancing Disqualified Stock does not mature or become mandatorily redeemable or subject to purchase pursuant to a sinking fund obligation, upon the occurrence of certain events or otherwise, earlier than the Disqualified Stock being acquired;

               (ii) the amount of all obligations with respect to the redemption, repayment or other repurchase of such Refinancing Disqualified Stock does not exceed the amount of all obligations with respect to the redemption, repayment or other repurchase of the Disqualified Stock being acquired (calculated in each case in accordance with the definition of "Indebtedness"); and

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                                                                              63

               (iii) if the Disqualified Stock being acquired or retired is issued by a Restricted Subsidiary, such Refinancing Disqualified Stock shall be issued only by such Restricted Subsidiary;

and PROVIDED, FURTHER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (11) for so long as Boise Holdings is a pass-through or disregarded entity for United States Federal income tax purposes, Tax Distributions in respect of any taxable year of Boise Holdings equal to the product of (i) the amount of taxable income allocated to the Members for such taxable year, less the amount of taxable loss allocated to the Members for all prior taxable years (except to the extent such taxable losses have previously been taken into account under this provision), times (ii) the highest aggregate marginal statutory Federal, state and local income tax rate (determined taking into account the deductibility of state and local income taxes for Federal income tax purposes) to which any of the direct or indirect Members of Boise Holdings who is an individual is subject for such year; and Boise Holdings shall be permitted to make such payments on a quarterly basis during such taxable year based on the best estimate of the chief financial officer of Boise Holdings of the amounts specified in clauses (i) and (ii) above; PROVIDED that if the aggregate amount of the estimated Tax Distributions made in any taxable year of Boise Holdings exceeds the actual maximum amount of Tax Distributions for that year as finally determined, the amount of any Tax Distributions in the succeeding taxable year (or, if necessary, any subsequent taxable years) shall be reduced by the amount of such excess, and PROVIDED FURTHER, that 50% of all Tax Distributions made shall be excluded, and 50% shall be included, in the calculation of the amount of Restricted Payments;

          (12) so long as no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of an Issuer or any Note Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations, plus any accrued and unpaid interest thereon, with any excess Net Available Cash from Asset Dispositions to the extent such excess Net Available Cash is permitted to be used for general corporate purposes pursuant to Section 4.06; PROVIDED, HOWEVER, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuers have made an offer to purchase with respect to each series of the Securities and have repurchased all Securities validly tendered and not withdrawn in connection with such offer; PROVIDED FURTHER, HOWEVER, that such payments, purchases, redemptions, defeasances or other acquisitions or retirements shall be included in the calculation of the amount of Restricted Payments;

          (13) so long as no Default shall have occurred and be continuing, Restricted Payments made from (and within one year of the receipt of) Timberlands Proceeds from sales of Timberlands Assets or Capital Stock of Timberlands Entities permitted under and pursuant to clause (ii)(C) of the second

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                                                                              64

     paragraph of Section 4.06(a) (including, with respect to the Senior Notes, a redemption of Senior Subordinated Notes); PROVIDED, HOWEVER, that the Consolidated Leverage Ratio, at the time of each such Restricted Payment, after giving PRO FORMA effect to (a) such Restricted Payment, (b) the sale of the Timberlands Assets or Capital Stock of a Timberlands Entity and the application of the net proceeds therefrom and (c) to the extent reasonably determinable in the good faith judgment of the principal financial officer of Boise LLC, any increase or decrease in fiber, stumpage or similar costs as a result of the sale of the Timberlands Assets or Capital Stock of a Timberlands Entity as if the same had occurred at the beginning of the Measurement Period would have been no greater than 4.5 to 1; PROVIDED FURTHER, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (14) Restricted Payments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (15) any payments made by Boise Holdings or Timber Holdings in connection with the Acquisition and described in the Offering Memorandum under the caption "Use of proceeds" (including any post-closing purchase price adjustments or earn-outs in connection with the Acquisition) and any payments made under the Additional Consideration Agreement; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

          (16) so long as no Default under clause (1) or (2) of "Defaults" below shall have occurred and be continuing, Restricted Payments to the Parent used solely to pay franchise taxes; PROVIDED; HOWEVER, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

          (17) so long as no Default under clause (1) or (2) of "Defaults" below shall have occurred and be continuing, Restricted Payments to the Parent for operating expenses and administrative, legal, accounting and corporate reporting expenses Incurred in the ordinary course of business, and other fees required to maintain its corporate existence, of up to $2.0 million per fiscal year (or $5.0 million per fiscal year following the completion of an underwritten public offering of common stock of the Parent); PROVIDED, HOWEVER, that such Restricted Payments shall be included in the calculation of the amount of Restricted Payments;

          (18) any dividends or distributions by Timber Holdings or Boise Holdings directly or indirectly to the owners of its Capital Stock, PROVIDED that such owners of Capital Stock make a capital contribution of 100% of the assets so dividended or distributed to the other of Boise Holdings or Timber Holdings, as applicable, immediately thereafter; PROVIDED, HOWEVER, that such capital contributions shall be excluded for purposes of making Restricted Payments under clause 3(B) of the first paragraph and clauses (b)(1), (b)(4) and (b)(18) of the

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     second paragraph of this covenant and shall not constitute Excluded
     Contributions or Timberlands Contributions or be used to Incur Indebtedness under Section 4.03(b)(19); PROVIDED FURTHER, HOWEVER, that such Restricted Payments shall be excluded in the calculation of Restricted Payments; or

          (19) Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (19), does not exceed $35.0 million; PROVIDED, HOWEVER, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

          For purposes of Sections 4.04(b)(1), (b)(2) and (b)(10)(B), a Restricted Payment shall be deemed to have been made substantially concurrently with a sale, contribution or Incurrence, as the case may be, if made or irrevocably committed to within 30 days of such sale, contribution or Incurrence.

          SECTION 4.05. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries (other than the Issuers) to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Boise Holdings, Timber Holdings or any Restricted Subsidiary or pay any Indebtedness owed to Boise Holdings, Timber Holdings or any Restricted Subsidiary, (b) make any loans or advances to Boise Holdings, Timber Holdings or any Restricted Subsidiary or (c) transfer any of its property or assets to Boise Holdings, Timber Holdings or any Restricted Subsidiary, except:

          (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Credit Agreement);

          (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred or Capital Stock issued by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Boise Holdings or Timber Holdings or any Restricted Subsidiary (other than Indebtedness Incurred or Capital Stock issued as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Boise Holdings or Timber Holdings or any Restricted Subsidiary) and outstanding on such date;

          (3) any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity or any Standard Securitization Undertaking, in each case in connection with a Qualified Receivables Transaction; PROVIDED that such restrictions apply only to such

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                                                                              66

     Receivables Entity and Receivables and Related Assets of the type specified in the definition of "Qualified Receivables Transaction";

          (4) any encumbrance or restriction arising by reason of applicable law, rule, regulation or order;

          (5) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business;

          (6) any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (7) any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions impose restrictions of the type described in clause
     (c) above on the lease or the property leased thereunder;

          (8) any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages;

          (9) Purchase Money Indebtedness Incurred in compliance with Section 4.03;

          (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such joint venture or similar Person;

          (11) any encumbrance or restriction contained in any Indebtedness Incurred by a Foreign Subsidiary in compliance with this Indenture that applies only to such Foreign Subsidiary;

          (12) any encumbrance or restriction contained in any Indebtedness Incurred by Boise LLC or a Note Guarantor subsequent to the Issue Date pursuant to Section 4.03(b)(17) or (19); and

          (13) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (12) above; PROVIDED that such amendments or refinancings are, in the good faith judgment of the Board of Directors of Boise LLC, no more restrictive with respect to such dividend and other restrictions than those contained in the dividend or other restrictions prior to such amendment or refinancing.

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                                                                              67

          SECTION 4.06.     LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, consummate any Asset Disposition unless:

          (1) Boise Holdings, Timber Holdings or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration) of the shares and assets subject to such Asset Disposition,
     (i) if such fair market value exceeds $10,000,000, as determined in good faith by the Board of Directors of Boise Holdings or Timber Holdings or
     (ii), if such fair market value is equal to or less than $10,000,000, as determined in good faith by an Officer of Boise Holdings or Timber Holdings;

          (2) in the case of Asset Dispositions which are not Permitted Asset Swaps, at least 75% of the consideration thereof received by Boise Holdings, Timber Holdings or such Restricted Subsidiary is in the form of cash or cash equivalents; and

          (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Boise Holdings, Timber Holdings or such Restricted Subsidiary, as the case may be:

                 (A) to the extent Boise Holdings, Timber Holdings or such Restricted Subsidiary, as the case may be, elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase, in the case of the Senior Notes, Indebtedness under any Credit Agreement or, in the case of the Senior Subordinated Notes, any Senior Indebtedness of an Issuer or Note Guarantor (including under any Credit Agreement) and, in either case, Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary that is not an Issuer or Note Guarantor (in each case other than Indebtedness owed to Boise Holdings, Timber Holdings or an Affiliate of Boise Holdings or Timber Holdings) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                 (B) to the extent Boise Holdings, Timber Holdings or such Restricted Subsidiary, as the case may be, elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

                 (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the Holders of the applicable series of Securities (and, in the case of an offer to purchase Senior Notes, to holders of other Senior Indebtedness of Boise LLC designated by Boise LLC and, in the case of an offer to purchase Senior Subordinated Notes, to holders of other Senior

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                                                                              68

          Subordinated Indebtedness of Boise LLC designated by Boise LLC) to purchase Securities of such series (and such other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, of Boise LLC) pursuant to and subject to the conditions contained in this Indenture (including, without limitation, with respect to any purchase of Senior Subordinated Notes, Section 4.04);

PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Boise Holdings, Timber Holdings or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

          Notwithstanding the foregoing provisions of this Section 4.06, (i) Boise Holdings, Timber Holdings and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06 except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this Section 4.06 exceeds $20.0 million; (ii) in the case of sales, leases, transfers or other dispositions of Timberlands Assets or Capital Stock of any Timberlands Entity,
(A) the first $1,650.0 million of Timberlands Proceeds shall be used to permanently repay Indebtedness outstanding under the Credit Agreement, (B) at least 50% of Timberlands Proceeds received (taken together with all other Timberlands Proceeds received) in excess of $1,650.0 million shall be applied to permanently repay Indebtedness outstanding under the Credit Agreement, and (C) an amount up to the remaining 50% of such excess may be used to make Restricted Payments pursuant to Section 4.04(b)(13) in lieu of application pursuant to
Section 4.06(a)(3)(C); PROVIDED, HOWEVER, that (1) the Issuers may, at their option, use the Net Available Cash described in clause (C) of this paragraph, to the extent not otherwise used for Restricted Payments pursuant to such clause or applied pursuant to Section 4.06(a)(3)(C), to redeem Senior Subordinated Notes with Timberlands Proceeds pursuant to paragraph 5 of the Senior Subordinated Notes (it being understood that a redemption of Senior Subordinated Notes pursuant to such section shall be a Restricted Payment with respect to the Senior Notes) and (2) to the extent that the aggregate amount of Indebtedness outstanding under the Credit Agreement is less than the amount of Timberlands Proceeds that is required to be applied in respect thereof pursuant to clauses
(A) and (B) of this paragraph, such excess Timberlands Proceeds shall be applied pursuant to Section 4.06(a)(3)(A); and (iii) Boise Holdings, Timber Holdings and their Restricted Subsidiaries shall not be permitted to sell, transfer or otherwise dispose of any Capital Stock of a Timberlands Entity unless (x) such Timberlands Entity and its Restricted Subsidiaries do not own or control any material assets or operations other than Timberlands Assets and (y) following such sale, transfer or other disposition such Timberlands Entity (A) in the case of a Timberlands Entity that is not a Timberlands Parent Entity, is either a Restricted Subsidiary of Boise Holdings, Timber Holdings or a Restricted Subsidiary or none of the Capital Stock of such Timberlands Entity is owned directly or indirectly by Boise Holdings, Timber Holdings or a Restricted Subsidiary or (B) in the case of Timberlands Parent Entity, is either a Subsidiary of Parent or none of the Capital Stock of such Timberlands Parent Entity is owned directly or indirectly by Parent.

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                                                                              69

          Pending application of Net Available Cash pursuant to this Section 4.06, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

          For the purposes of this Section 4.06(a), the following are deemed to be cash or cash equivalents:

          (1) the assumption or discharge of Indebtedness of Boise Holdings or Timber Holdings (other than obligations in respect of Disqualified Stock of Boise Holdings or Timber Holdings) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of an Issuer or a Note Guarantor) and the release of Boise Holdings, Timber Holdings or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

          (2) securities received by Boise Holdings or Timber Holdings or any Restricted Subsidiary from the transferee that are converted within 90 days by Boise Holdings or Timber Holdings or such Restricted Subsidiary into cash, to the extent of cash received in that conversion; and

          (3) any Designated Non-cash Consideration received by Boise Holdings, Timber Holdings or any Restricted Subsidiary in an Asset Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause
     (3) (unless such Designated Non-cash Consideration has been converted into cash, which cash shall be treated after such conversion as Net Available
     Cash), not to exceed 5.0% of Total Assets at any time prior to the completion of the Timberlands Sales, and 7.5% of Total Assets thereafter, at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

          (b) In the event of an Asset Disposition that requires the purchase of Securities (and other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, of Boise LLC) pursuant to Section 4.06 (a)(3)(C) , the Issuers shall purchase Securities tendered pursuant to an offer by the Issuers for the Securities (and such other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable) (the "Offer") at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, of Boise LLC was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, of Boise LLC, such lesser price, if any, as may be provided for by the terms of such Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 4.06(c). If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Issuers shall select the securities to be purchased on a PRO RATA basis but in round denominations, which in the

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case of the Securities shall be denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the securities purchased pursuant to such offer in accordance with this Section 4.06 is less than the Net Available Cash offered therefor, the Issuers may use any such excess Net Available Cash for general corporate purposes or any other purpose, in each case not prohibited by this Indenture. The Issuers shall not be required to make such an offer to purchase Securities (and other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, of Boise LLC) pursuant to this Section
4.06 if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an Offer, Net Available Cash shall be deemed to be reduced by the aggregate amount of such Offer (regardless of the amount of Securities tendered in such offer).

          (c) (1) Promptly, and in any event within 10 days after the Issuers become obligated to make an Offer, the Issuers shall deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuers either in whole or in part (subject to prorating as described in Section 4.06(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of Boise Holdings, Timber Holdings and the Restricted Subsidiaries which the Issuers in good faith believe will enable such Holders to make an informed decision and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuers shall deliver to the Trustee an Officers' Certificate as to (A) the amount of the Offer (the "Offer Amount"), including information as to any other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, included in the Offer,
     (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 4.06(a) and (b). On such date, the Issuers shall also irrevocably deposit with the Trustee or with a Paying Agent (or, if an Issuer is acting as its own Paying Agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. If the Offer includes other Senior Indebtedness or Senior Subordinated Indebtedness, as applicable, the deposit described in the preceding sentence may be made with any other paying agent pursuant to arrangements satisfactory to the Trustee. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuers shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuers. The Trustee shall, on the Purchase Date, mail or deliver

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                                                                              71

     payment (or cause the delivery of payment) to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuers to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Issuers immediately after the expiration of the Offer Period for application in accordance with this Section 4.06.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or an Issuer receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Issuers deliver Securities to the Trustee which are to be accepted for purchase, the Issuers shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuers pursuant to and in accordance with the terms of this Section
     4.06. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Issuers will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.06 by virtue of their compliance with such securities laws or regulations.

          SECTION 4.07. LIMITATION ON AFFILIATE TRANSACTIONS. (a) Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of Boise Holdings or Timber Holdings (an "Affiliate Transaction") unless:

          (1) the terms of the Affiliate Transaction are no less favorable to Boise Holdings or Timber Holdings or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

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          (2)    if such Affiliate Transaction involves an amount in excess of
     $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the directors of Boise Holdings or Timber Holdings, as the case may be (and, if any, a majority of the directors of Boise Holdings or Timber Holdings, as the case may be, disinterested with respect to such Affiliate Transaction), have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

          (3) if such Affiliate Transaction involves an amount in excess of $25.0 million, the Board of Directors of Boise Holdings or Timber Holdings, as the case may be, shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to Boise Holdings or Timber Holdings, as the case may be, and its Restricted Subsidiaries or is not less favorable to Boise Holdings or Timber Holdings, as the case may be, and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

          (b)    The provisions of Section 4.07(a) shall not prohibit:

          (1) any Permitted Investment or Restricted Payment, in each case permitted to be made pursuant to Section 4.04;

          (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or compensation arrangements, stock options and stock ownership plans approved by the Board of Directors of Boise Holdings or Timber Holdings, as the case may be;

          (3) the payment of reasonable fees to directors of Boise Holdings and Timber Holdings and their Restricted Subsidiaries or any direct or indirect parent of Boise Holdings or Timber Holdings who are not employees of Boise Holdings, Timber Holdings or their Restricted Subsidiaries and reasonable payments for indemnification to directors and officers of Boise Holdings or Timber Holdings and their respective Restricted Subsidiaries or any direct or indirect parent of Boise Holdings or Timber Holdings;

          (4) any transaction with Boise Holdings, Timber Holdings, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because Boise Holdings, Timber Holdings or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity, or because of the common ownership of Boise Holdings and Timber Holdings by the Parent;

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                                                                              73

          (5) the issuance or sale of any Capital Stock (other than Disqualified Stock) of Boise Holdings or Timber Holdings or any contribution to the capital of Boise Holdings or Timber Holdings;

          (6) any agreement as in effect on the Issue Date and described in the Offering Memorandum under the heading "Certain relationships and related transactions" or "Management--Employment agreement" or any renewals or extensions of any such agreement (so long as such renewals or extensions are not, taken as a whole, materially less favorable to the Holders as determined by the Board of Directors of Boise LLC in its reasonable good faith judgment) and the transactions contemplated thereby;

          (7) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture that are on terms no less favorable than those that would have been obtained in a comparable transaction with an unrelated party;

          (8) any transaction effected as part of a Qualified Receivables Transaction;

          (9) so long as no Default or Event of Default has occurred and is continuing, the payment of customary annual fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates; PROVIDED that such fees shall not, in the aggregate, exceed $2.0 million (plus out-of-pocket expenses) in any twelve-month period commencing after the Issue Date; and

          (10) so long as no Default or Event of Default has occurred and is continuing, the payment of customary transaction, management, consulting and advisory fees and related expenses to Madison Dearborn Partners, LLC and its Affiliates made pursuant to financial advisory, financing or underwriting agreements or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case, which payments are (a) reasonably related to the services performed and (b) approved by a majority of the members of the Board of Directors of each of Boise Holdings and Timber Holdings not affiliated with Madison Dearborn Partners, LLC acting in good faith.

          SECTION 4.08. LIMITATION ON LINE OF BUSINESS. Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, engage in any business other than a Related Business.

          SECTION 4.09. CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require that the Issuers repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to

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receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.09(b). In the event that at the time of such Change of Control the terms of any Credit Agreement, in the case of the Senior Notes, or the terms of any Senior Indebtedness of the Issuers (including any Credit Agreement), in the case of the Senior Subordinated Notes, restrict or prohibit the purchase of Securities following such Change of Control, then prior to the mailing of the notice to Holders provided for in Section 4.09(b) below but in any event within 30 days following any Change of Control, the Issuers shall (1) repay in full all such Indebtedness or (2) obtain the requisite consents under the agreements governing such Indebtedness to permit the repurchase of the applicable series of Securities as provided in Section 4.09(b).

          (b) Within 30 days following any Change of Control, the Issuers shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuers to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to PRO FORMA historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

          (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions, as determined by the Issuers, consistent with this Section 4.09, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuers at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee receives or the Issuers receive, not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Issuers under this Section shall be delivered by the Issuers to the Trustee for cancellation, and the Issuers shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

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          (e)    Notwithstanding the foregoing provisions of this Section, the
Issuers shall not be required to make a Change of Control Offer with respect to a series of Securities following a Change of Control if (1) a third party makes the Change of Control Offer with respect to such series in the manner, at the times and otherwise in compliance with the requirements set forth in this Section applicable to a Change of Control Offer made by the Issuers and purchases all Securities of such series validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all of such series of Securities has been given pursuant to this Indenture in accordance with paragraph 5 of the Securities, unless and until there has been a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control, conditional upon the Change of Control, if a definitive agreement is a place for the Change of Control at the time of making of the Change of Control Offer.

          (f) The Issuers shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.09, the Issuers shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under this Section 4.09 by virtue of their compliance with such securities laws or regulations.

          SECTION 4.10 LIMITATION ON LIENS. Solely with respect to the Senior Notes, Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, directly or indirectly, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever on any of their respective properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness, other than Permitted Liens, without effectively providing that the Senior Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured.

          Any Lien created for the benefit of the Holders of the Senior Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

          SECTION 4.11 LIMITATION ON SALE/LEASEBACK TRANSACTIONS. Solely with respect to the Senior Notes, Boise Holdings and Timber Holdings shall not, and shall not permit any of their respective Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property unless:

          (1) Boise Holdings, Timber Holdings or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to Section 4.03 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Senior Notes pursuant to Section 4.10;

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          (2)    the consideration received by Boise Holdings, Timber Holdings or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair market value (as determined by the Board of Directors of Boise Holdings or Timber Holdings if such fair market value exceeds $10,000,000, or an Officer of Boise Holdings or Timber Holdings, as the case may be, if such fair market value is equal to or less than $10,000,000) of such property; and

          (3) the Net Available Cash from such transaction is applied in compliance with Section 4.06.

          SECTION 4.12 FUTURE GUARANTORS. At any time that any Indebtedness under any Credit Agreement is outstanding, Boise Holdings shall cause each of its Restricted Subsidiaries (other than the Issuers), and Timber Holdings shall cause each of its Restricted Subsidiaries, that Incurs (including by Guarantee) any Indebtedness under any Credit Agreement to, in each case, within five Business Days of such Incurrence, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture. At any time that no Indebtedness under any Credit Agreement is outstanding, Boise Holdings shall cause each of its domestic Restricted Subsidiaries (other than the Issuers), and Timber Holdings shall cause each of its domestic Restricted Subsidiaries, that Incurs (including by Guarantee) any Indebtedness in a principal amount outstanding in excess of $25.0 million (other than Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(2), (3),
(7), (8), (9), (11), (12), (13), (15) or (18)) to, and each Foreign Subsidiary that enters into a Guarantee of any Senior Indebtedness in a principal amount outstanding in excess of $25.0 million (other than a Foreign Subsidiary that Guarantees Senior Indebtedness Incurred by another Foreign Subsidiary) to, in each case, within five Business Days of such Incurrence, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Restricted Subsidiary shall Guarantee payment of the Securities on the same terms and conditions as those set forth in this Indenture. Notwithstanding the foregoing, this Section
4.12 shall not apply to any Receivables Entity.

          SECTION 4.13 LIMITATION ON THE CONDUCT OF BUSINESS OF BOISE FINANCE. Boise Finance shall not hold any material assets, become liable for any material obligations or engage in any significant business activities other than in connection with serving as an Issuer with respect to the Securities and its Guarantee in respect of the Credit Agreement.

          Boise LLC shall not sell or otherwise dispose of any shares of Capital Stock of Boise Finance and shall not permit Boise Finance, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock.

          SECTION 4.14 COMPLIANCE CERTIFICATE. The Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuers, and more frequently if requested by the Trustee, an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers they would normally have

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                                                                              77

knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Issuers are taking or propose to take with respect thereto. The Issuers also shall comply with TIA Section 314(a)(4).

          SECTION 4.15 FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Issuers shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.16 TIMBER FALL-AWAY OF COVENANTS. Except where the context otherwise requires, on and after the Timber Fall-away Date, the covenants contained in this Article 4 (and the definitions related thereto), including without limitation the exceptions therefrom, shall no longer apply to Timber Holdings and its Subsidiaries and shall be construed as if the references to such entities were not contained therein.

                                    Article 5

                                SUCCESSOR COMPANY

          SECTION 5.01 MERGER OR TRANSFER OF ASSETS. (a) None of Boise Holdings, Boise LLC, Boise Finance or, if Timber Holdings or any of its Restricted Subsidiaries owns or controls any material assets or operations other than Timberlands Assets, Timber Holdings, shall consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all of the assets of Boise Holdings, Timber Holdings and the Restricted Subsidiaries determined on a Combined Consolidated Basis, to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not Boise Holdings, Timber Holdings, Boise LLC or Boise Finance, as applicable) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Boise Holdings, Timber Holdings, Boise LLC or Boise Finance, as applicable, under the Note Guaranties or the Securities, as applicable, and this Indenture;

          (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving PRO FORMA effect to such transaction, either (A) the Successor Company would be able to Incur an additional $1.00 of

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     Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage
     Ratio for the Successor Company would be greater than the Consolidated Coverage Ratio immediately prior to such transaction;

          (4) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

          (5) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such transaction and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such transaction had not occurred.

PROVIDED, HOWEVER, that clause (3) shall not be applicable to (A) Timber Holdings or any Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to Boise Holdings, Timber Holdings or a Wholly Owned Subsidiary (so long as no Capital Stock of Boise Holdings, Timber Holdings or such Wholly Owned Subsidiary is distributed to any Person) or (B) Boise Holdings, Timber Holdings, Boise Finance or Boise LLC merging with an Affiliate of Boise LLC solely for the purpose and with the sole effect of reincorporating Boise Holdings, Timber Holdings, Boise Finance or Boise LLC in another jurisdiction.

          For purposes of this Section 5.01, (A) the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of Boise Holdings, Timber Holdings or Boise LLC, which properties and assets, if held by Boise Holdings, Timber Holdings or Boise LLC, as applicable, instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of Boise Holdings, Timber Holdings and the Restricted Subsidiaries determined on a Combined Consolidated Basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of Boise Holdings, Timber Holdings and the Restricted Subsidiaries and (B) a disposition of all or substantially all of the Timberlands Assets or of the Capital Stock of a Person that together with its Subsidiaries does not own or control material assets or operations other than Timberlands Assets shall not be deemed to be a sale of all or substantially all of the assets of Boise Holdings, Timber Holdings and the Restricted Subsidiaries determined on a Combined Consolidated Basis; PROVIDED that the disposition referred to in this clause (B) is made in compliance with
Section 4.06.

          The Successor Company shall be the successor to Boise Holdings, Timber Holdings, Boise LLC or Boise Finance, as applicable, and shall succeed to, and be substituted for, and may exercise every right and power of, such Person under this Indenture, and the predecessor Person, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Securities.

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          (b)    Boise Holdings shall not permit any Subsidiary Guarantor to, and Timber Holdings, if it and its Restricted Subsidiaries do not own or control material assets or operations other than Timberlands Assets, shall not, and shall not permit any of its Restricted Subsidiaries that is a Cross Guarantor to, consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1)    Timber Holdings, the Subsidiary Guarantor or Cross Guarantor
     (A) has been disposed of in its entirety to another Person (other than to Boise Holdings, Timber Holdings or an Affiliate of Boise Holdings or Timber Holdings), whether through a merger, consolidation or sale of Capital Stock or assets or (B) as a result of the disposition of all or a portion of its Capital Stock, has ceased to be a Subsidiary of Timber Holdings or Boise Holdings, as applicable (or, in the case of Timber Holdings, has ceased to be a Subsidiary of Parent), in both cases, if in connection therewith the Issuers provide an Officers' Certificate to the Trustee to the effect that Boise Holdings or Timber Holdings, as the case may be, shall comply with its obligations under Section 4.06 in respect of such disposition; or

          (2) the resulting, surviving or transferee Person (if not such Note Guarantor) shall be a Person organized and existing under the laws of the jurisdiction under which such Note Guarantor was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, (B) such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Note Guarantor, if any, under its Note Guaranties; (C) immediately after giving effect to such transaction or transactions on a PRO FORMA basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and (D) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, comply with this Indenture;

PROVIDED, HOWEVER, that this Section 5.01 shall not be applicable to any Subsidiary Guarantor or Cross Guarantor consolidating with, merging into or transferring all or part of its properties and assets to any Issuer or Note Guarantor where an Issuer or Note Guarantor is the surviving Person.

                                    Article 6

                              DEFAULTS AND REMEDIES

          SECTION 6.01 EVENTS OF DEFAULT. An "Event of Default" occurs with respect to a series of Securities if:

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          (1)    the Issuers default in the payment of interest on such series of Securities when due (whether or not such payment shall be prohibited by Article 10), and such default continues for 30 days;

          (2) the Issuers default in the payment of the principal of any Security of such series when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise (whether or not such payment shall be prohibited by Article 10);

          (3) Boise Holdings, Timber Holdings, Boise LLC or Boise Finance fails to comply with its obligations under Section 5.01 or any Timberlands Contribution fails to be made to Boise Holdings with the Net Available Cash from any sale, transfer or other disposition of Capital Stock of, or liquidation or dissolution of, a Timberlands Parent Entity or fails to be applied as Timberlands Proceeds as required by Section 4.06;

          (4) Boise Holdings, Timber Holdings, Boise LLC or Boise Finance fails to comply for 30 days after the notice specified below with any of its obligations under Section 4.09 (other than a failure to purchase such Securities);

          (5) the Issuers fail or any Note Guarantor fails to comply for 60 days after the notice specified below with its other agreements with respect to such Securities contained in this Indenture or such Securities;

          (6) Indebtedness of an Issuer, any Note Guarantor or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million (or its foreign currency equivalent at the time);

          (7) an Issuer, Boise Holdings, any Significant Subsidiary or, prior to the Timber Fall-away Date, Timber Holdings, pursuant to or within the meaning of any Bankruptcy Law:

                 (A)   commences a voluntary case;

                 (B) consents to the entry of an order for relief against it in an involuntary case;

                 (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

                 (D) makes a general assignment for the benefit of its creditors;

          or takes any comparable action under any foreign laws relating to insolvency;

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                                                                              81

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                 (A) is for relief against an Issuer, Boise Holdings, any Significant Subsidiary or, prior to the Timber Fall-away Date, Timber Holdings, in an involuntary case;

                 (B) appoints a Custodian of an Issuer, Boise Holdings, any Significant Subsidiary or, prior to the Timber Fall-away Date, Timber Holdings, or for any substantial part of its property; or

                 (C) orders the winding up or liquidation of an Issuer, Boise Holdings, any Significant Subsidiary or, prior to the Timber Fall-away Date, Timber Holdings;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) any judgment or decree for the payment of money in excess of $25.0 million (or its foreign currency equivalent at the time) is entered against an Issuer, a Note Guarantor or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed; or

          (10) any Note Guaranty of Boise Holdings, Timber Holdings or any Significant Subsidiary of such series of Securities ceases to be in full force and effect (other than in accordance with the terms of such Note Guaranty) or any Note Guarantor denies or disaffirms its obligations under its Note Guaranty of such series of Securities.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clauses (4) and (5) shall not constitute an Event of Default with respect to a series of Securities until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Issuers of the Default and the Issuers do not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

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          The Issuers shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6), (9) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Issuers are taking or propose to take with respect thereto.

          SECTION 6.02 ACCELERATION. (a) If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to an Issuer, Boise Holdings or, prior to the Timber Fall-away Date, Timber Holdings) with respect to a series of Securities occurs and is continuing, the Trustee, by notice to the Issuers, or the Holders of at least 25% in principal amount of the outstanding Securities of such series, by notice to the Issuers and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration of acceleration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to an Issuer, Boise Holdings or, prior to the Timber Fall-away Date, Timber Holdings, occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Securities. The Holders of a majority in principal amount of the Securities of a series by notice to the Trustee may rescind an acceleration and its consequences with respect to such series if the rescission would not conflict with any judgment or decree and if all existing Events of Default with respect to that series have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default with respect to such series or impair any right consequent thereto.

          (b) In the event of a declaration of acceleration of a series of Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(6) (excluding any resulting payment default under this Indenture or such series of Securities), the declaration of acceleration of such series of the Securities shall be automatically annulled if the holders of all Indebtedness described in
Section 6.01(6) have rescinded the declaration of acceleration in respect of such Indebtedness within 20 days of the date of such declaration, and if the annulment of the acceleration of such series of Securities would not conflict with any judgment or decree of a court of competent jurisdiction, and all existing Events of Default with respect to such series, except non-payment of principal or interest on such series of Securities that became due solely because of the acceleration of such series of Securities, have been cured or waived.

          SECTION 6.03 OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of each series to which an Event of Default applies or to enforce the performance of any provision of such Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by

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the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04 WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate principal amount of the Securities of a series then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive an existing Default or Event of Default and its consequences under this Indenture with respect to such series except (i) a continuing Default or Event of Default in the payment of interest on, or the principal of, a Security of such series, (ii) a Default arising from the failure to redeem or purchase any Securities of such series when required pursuant to this Indenture or (iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived with respect to a series of Securities, it is deemed cured with respect to such series, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05 CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such series. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders of such series or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this
Article 6, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06 LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities of a series unless:

          (1) such Holder gives to the Trustee written notice that an Event of Default with respect to such series is continuing;

          (2) the Holders of at least 25% in principal amount of the outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

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          (5)    Holders of a majority in principal amount of the outstanding
     Securities of that series do not give the Trustee a direction inconsistent with such request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder of the same series or to obtain a preference or priority over another Securityholder of the same series. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner or its nominee, the Issuers expressly agree and acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder's Securities as if such Definitive Securities had been issued.

          SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08 COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuers, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10 PRIORITIES. If the Trustee collects any money or property with respect to a series of Securities pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:       to the Trustee for amounts due under Section 7.07 with
     respect to such series;

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                                                                              85

          SECOND:      solely with respect to the Senior Subordinated Notes, to
     holders of Senior Indebtedness (including the Senior Notes) of the Issuers and, if such money or property has been collected from a Note Guarantor, to holders of Senior Indebtedness (including Guaranties of the Senior Notes) of such Note Guarantor, in each case to the extent required by Article 10 and 12;

          THIRD:       to Holders of Securities of such series for amounts due
     and unpaid on such Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

          FOURTH:      to the Issuers.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11 UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series.

          SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS. The Issuers (to the extent they may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    Article 7

                                     TRUSTEE

          SECTION 7.01 DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

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                                                                              86

          (b)    Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

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                                                                              87

          SECTION 7.02 RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04 TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuers in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall have no responsibility or liability with respect to any information, statement or recital in any offering memorandum or other disclosure material prepared or distributed with respect to the issuance of the Securities. The Issuers shall not be deemed agents of the Trustee, Registrar or Paying Agent for any purpose, and the Trustee, Registrar and Paying Agent shall not be responsible for the compliance of any of them with their respective duties hereunder in connection with the transactions contemplated herein.

          SECTION 7.05 NOTICE OF DEFAULTS. If a Default occurs, is continuing and is known to the Trustee, the Trustee shall mail to each Securityholder of each series of Securities to which such Default applies notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or

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interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of the Securityholders.

          SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each October 15 beginning with the October 15 following the date of this Indenture, and in any event prior to December 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of October 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA
Section 313(b).

          A copy of each report at the time of its mailing to Securityholders of a series shall be filed with the SEC and each stock exchange (if any) on which the Securities of that series are listed. The Issuers agree to notify promptly the Trustee whenever the Securities of either series become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07 COMPENSATION AND INDEMNITY. The Issuers shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuers shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuers shall not relieve the Issuers of their obligations hereunder. The Issuers shall defend the claim and the Trustee may have separate counsel and the Issuers shall pay the fees and expenses of such counsel. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

          To secure the Issuers' payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Issuers' payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to an Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08 REPLACEMENT OF TRUSTEE. The Trustee may resign at any time with respect to a series of Securities by so notifying the Issuers. The Holders of a majority in principal amount of the Securities of a series may remove the Trustee with

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respect to such series by so notifying the Trustee and may appoint a successor
Trustee with respect to such series. The Issuers shall remove the Trustee if:

          (1)    the Trustee fails to comply with Section 7.10;

          (2)    the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4)    the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities of a series with respect to such series, and such Holders do not reasonably promptly appoint a successor Trustee with respect to such series, or if a vacancy exists in the office of Trustee with respect to a series of Securities for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Thereupon the resignation or removal of the retiring Trustee with respect to the applicable series of Securities shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the applicable series of Securities. The successor Trustee shall mail a notice of its succession to Securityholders of such series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee in respect of the applicable series of Securities to the successor Trustee of such series, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the applicable series of Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Securities.

          If the Trustee fails to comply with Section 7.10, any Securityholder of a series of Securities may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuers' obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

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                                                                              90

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10 ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuers are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

          SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST ISSUERS. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                    Article 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

          SECTION 8.01      DISCHARGE OF LIABILITY ON SECURITIES; DEFEASANCE.
(a) When (1) the Issuers deliver to the Trustee all outstanding Securities of a series (other than Securities replaced pursuant to Section 2.07) for cancellation or (2) all outstanding Securities of a series have become due and payable, whether at maturity or on a redemption date as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and, in the case of clause (2), the Issuers irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities of such series, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuers pay all other sums payable hereunder by the Issuers with respect to such series, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect with respect to such series. The Trustee shall acknowledge satisfaction and discharge of this Indenture with respect to such series on demand of the Issuers accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuers.

          (b) Subject to Sections 8.01(c) and 8.02, the Issuers at any time may terminate (1) all their obligations under the Senior Subordinated Notes and this Indenture with respect to the Senior Subordinated Notes ("legal defeasance option") or (2) their

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obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.12
and 4.13 and the operation of Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and
6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries and Note Guarantors (other than Boise Holdings and Timber Holdings)) and the limitations contained in Section 5.01(a)(3) ("covenant defeasance option"), in each case, with respect to the Senior Subordinated Notes. The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

          If the Issuers exercise their legal defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuers exercise their covenant defeasance option, payment of the Senior Subordinated Notes may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) or 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of an Issuer, Boise Holdings or Timber Holdings to comply with Section 5.01(a)(3). If the Issuers exercise their legal defeasance option or their covenant defeasance option, each Note Guarantor, if any, shall be released from all its obligations with respect to its Guaranty of the Senior Subordinated Notes.

          Upon satisfaction of the conditions set forth herein and upon request of the Issuers, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuers terminate.

          (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations with respect to the Senior Subordinated Notes in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in this Article 8 shall survive until the Senior Subordinated Notes have been paid in full. Thereafter, the Issuers' obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02 CONDITIONS TO DEFEASANCE. The Issuers may exercise their legal defeasance option or their covenant defeasance option only if:

          (1) the Issuers irrevocably deposit in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Senior Subordinated Notes to maturity or redemption, as the case may be;

          (2) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Senior Subordinated Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuers occurs which is continuing at the end of the period;

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          (4)    the deposit does not constitute a default under any other
     agreement binding on the Issuers and is not prohibited by Article 10;

          (5) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (7) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Senior Subordinated Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Senior Subordinated Notes as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Senior Subordinated Notes at a future date in accordance with Article 3.

          SECTION 8.03 APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Senior Subordinated Notes. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04 REPAYMENT TO ISSUERS. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

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                                                                              93

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

          SECTION 8.05 INDEMNITY FOR GOVERNMENT OBLIGATIONS. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06 REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' and each Note Guarantor's obligations under this Indenture with respect to the Senior Subordinated Notes, each Note Guaranty of the Senior Subordinated Notes and the Senior Subordinated Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; PROVIDED, HOWEVER, that, if the Issuers have made any payment of interest on or principal of any Senior Subordinated Notes because of the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Senior Subordinated Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    Article 9

                                   AMENDMENTS

          SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Issuers, the Note Guarantors and the Trustee may amend this Indenture with respect to a series of Securities or the Securities of that series without notice to or consent of any Holder of Securities of that series:

          (1) to cure any ambiguity, omission, defect or inconsistency (including conforming this Indenture to the description contained in the Offering Memorandum under the heading "Description of notes");

          (2) to provide for the assumption by a successor corporation of the obligations of an Issuer or any Note Guarantor under this Indenture to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities of that series (PROVIDED that the uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code, or in a

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     manner such that the uncertificated Securities are described in Section
     163(f)(2)(B) of the Code);

          (4) to add Guarantees with respect to the Securities of that series, including any Subsidiary or Cross Guaranties, or to secure the Securities of that series;

          (5) to add to the covenants of the Issuers or a Note Guarantor for the benefit of the Holders of the Securities of that series or to surrender any right or power herein conferred upon the Issuers or a Note Guarantor with respect to that series;

          (6) to make any change that does not adversely affect the rights of any Holder of the Securities of that series;

          (7) to comply with any requirement of the SEC in connection with qualifying or maintaining the qualification of this Indenture under the TIA; or

          (8) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities; PROVIDED, HOWEVER, that (a) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Securities.

          An amendment under this Section with respect to the Senior Subordinated Notes may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness (including the Senior Notes and the Note Guaranties in respect of the Senior Notes) of an Issuer or of a Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

          After an amendment under this Section becomes effective, the Issuers shall mail to the Securityholders of the applicable series of Securities a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02 WITH CONSENT OF HOLDERS. The Issuers, the Note Guarantors and the Trustee may amend this Indenture with respect to the Securities of a series or such Securities with the written consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding (including consents obtained in connection with a tender offer or exchange for such Securities) and any past default or compliance with any provisions with respect to the Securities of a series may also be waived with the consent of the Holders of at least a majority in principal amount of the Securities of that series then outstanding. However, without the consent of each Holder of an outstanding Security of a series affected thereby, an amendment or waiver may not, with respect to that series:

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          (1)    reduce the amount of such Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any such Security;

          (3) reduce the principal of or change the Stated Maturity of any such Security;

          (4) change the provisions applicable to the redemption of any such Security as described under Article 3 hereof or paragraph 5 of such Security;

          (5) make any such Security payable in money other than that stated in the Security;

          (6) impair the right of any Holder of such Securities to receive payment of principal of and interest on such Holder's Securities of such series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities of such series;

          (7) make any change in the amendment provisions which require each Holder's consent or in the waiver provisions;

          (8) make any change in the ranking or priority of any such Security that would adversely affect the Holders of that series of Securities; or

          (9) make any change in, or release other than in accordance with this Indenture, any Note Guaranty that would adversely affect the Holders of that series of Securities.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          An amendment under this Section with respect to the Senior Subordinated Notes may not make any change that adversely affects the rights under Article 10 or 12 of any holder of Senior Indebtedness (including the Senior Notes and the Note Guaranties in respect of the Senior Notes) of an Issuer or of a Note Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change

          After an amendment under this Section becomes effective, the Issuers shall mail to Securityholders of the applicable series a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03 COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

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          SECTION 9.04      REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. (a) A
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver with respect to a series of Securities becomes effective, it shall bind every Securityholder of such series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          (b) The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05 NOTATION ON OR EXCHANGE OF SECURITIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers so determine or the Trustee so determines, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06 TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07 PAYMENT FOR CONSENT. Neither the Issuers nor any Affiliate of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a series of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to such series of Securities or such Securities unless such consideration is offered to all Holders of such series of Securities and is paid to all Holders of such series of Securities that so consent, waive or agree to

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amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   Article 10

                                  SUBORDINATION

          SECTION 10.01 AGREEMENT TO SUBORDINATE. Each of the Issuers agrees, and each Holder of a Senior Subordinated Note by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by the Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Senior Indebtedness of the Issuers (including the Senior Notes) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Senior Subordinated Notes shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Issuers and only Indebtedness of the Issuers which is Senior Indebtedness shall rank senior to the Senior Subordinated Notes in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02 LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of an Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of an Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to an Issuer or its property:

          (1) holders of Senior Indebtedness of Boise LLC or Boise Finance, as the case may be, shall be entitled to receive payment in full in cash of such Senior Indebtedness before Holders of Senior Subordinated Notes shall be entitled to receive any payment of principal of or interest on the Senior Subordinated Notes; and

          (2) until the Senior Indebtedness of Boise LLC or Boise Finance, as the case may be, is paid in full in cash, any payment or distribution to which Holders of Senior Subordinated Notes would be entitled but for this
     Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Senior Subordinated Notes.

          SECTION 10.03 DEFAULT ON SENIOR INDEBTEDNESS OF THE ISSUERS. (a) The Issuers shall not pay the principal of, premium, if any, or interest on the Senior Subordinated Notes or make any deposit pursuant to Section 8.01 and may not purchase, redeem or otherwise retire any Senior Subordinated Notes (collectively, "pay the Senior Subordinated Notes") if either of the following (a "Payment Default") occurs:

          (1) any Obligation on any Designated Senior Indebtedness of the Issuers is not paid in full in cash when due; or

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          (2)    any other default on Designated Senior Indebtedness of the
     Issuers occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that the Issuers shall be entitled to pay the Senior Subordinated Notes without regard to the foregoing if the Issuers and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

          (b) During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness of the Issuers pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuers shall not pay the Senior Subordinated Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuers) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated:

          (1) by written notice to the Trustee and the Issuers from the Person or Persons who gave such Blockage Notice;

          (2) because the default giving rise to such Blockage Notice, and all other defaults on such Designated Senior Indebtedness, if any, are cured, waived or otherwise no longer continuing; or

          (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, the Issuers shall be entitled to resume paying the Senior Subordinated Notes after termination of such Payment Blockage Period. The Senior Subordinated Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of the Issuers during such period; PROVIDED, HOWEVER, that if any Blockage Notice within such 360-day period is delivered to the Trustee by or on behalf of holders of Designated Senior Indebtedness of the Issuers (other than holders of Indebtedness under any Credit Agreement), the Representative of the holders of Indebtedness under any Credit Agreement shall be entitled to give another Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the

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aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Payment Blockage Period is in effect.

          SECTION 10.04 ACCELERATION OF PAYMENT OF SECURITIES. If payment of the Senior Subordinated Notes is accelerated because of an Event of Default, the Issuers or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of the Issuers (or their Representatives) of the acceleration. If any Designated Senior Indebtedness of the Issuers is outstanding, neither the Issuers nor any Note Guarantor shall pay the Senior Subordinated Notes until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness of the Issuers receive notice of such acceleration and, thereafter, shall be entitled to pay the Senior Subordinated Notes only if this Article 10 otherwise permits payment at that time.

          SECTION 10.05 WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Holders of Senior Subordinated Notes that because of this Article 10 should not have been made to them, such Holders of the Senior Subordinated Notes who receive such distribution shall hold such distribution in trust for the holders of Senior Indebtedness of Boise LLC or Boise Finance, as the case may be, and pay it over to them as their interests may appear.

          SECTION 10.06 SUBROGATION. After all Senior Indebtedness of the Issuers is paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the Issuers and the Holders of Senior Subordinated Notes, a payment by the Issuers on such Senior Indebtedness.

          SECTION 10.07 RELATIVE RIGHTS. This Article 10 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Indebtedness of the Issuers. Nothing in this Indenture shall:

          (1) impair, as between the Issuers and Holders of Senior Subordinated Notes, the obligation of the Issuers, which is absolute and unconditional, to pay principal of and interest on the Senior Subordinated Notes in accordance with their terms; or

          (2) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuers to receive distributions otherwise payable to Holders of Senior Subordinated Notes.

          SECTION 10.08 SUBORDINATION MAY NOT BE IMPAIRED BY ISSUERS. No right of any holder of Senior Indebtedness of the Issuers to enforce the subordination of the Indebtedness evidenced by the Senior Subordinated Notes shall be impaired by any

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act or failure to act by either of the Issuers or by the failure of either
Issuer to comply with this Indenture.

          SECTION 10.09     RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.03, the Trustee or Paying Agent shall continue to make payments on the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that under this Article 10 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 10. The Issuers, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Issuers shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of the Issuers has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of the Issuers with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuers which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this
Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Issuers, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 10.11 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Senior Subordinated Notes by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders of Senior Subordinated Notes or the Trustee to accelerate the maturity of the Senior Subordinated Notes.

          SECTION 10.12 TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Senior Subordinated Notes shall not be subordinated to the prior payment of any Senior Indebtedness of the Issuers or subject to the restrictions set forth in this Article 10, and none of the Holders of Senior Subordinated Notes shall be obligated to pay over any such amount to the Issuers or any holder of Senior Indebtedness of the Issuers or any other creditor of the Issuers.

          SECTION 10.13 TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 10, the Trustee and the Holders of Senior

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Subordinated Notes shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Senior Subordinated Notes or (c) upon the Representatives of Senior Indebtedness of the Issuers for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuers, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuers to participate in any payment or distribution pursuant to this Article 10, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Senior Subordinated Notes and the holders of Senior Indebtedness of the Issuers as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF THE ISSUERS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Issuers pursuant to this Article 10 and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Senior Subordinated Notes or the Issuers or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuers shall be entitled by virtue of this Article 10.

          SECTION 10.16 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF THE ISSUERS ON SUBORDINATION PROVISIONS. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuers, whether such Senior Indebtedness was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

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                                   Article 11

                                 NOTE GUARANTIES

          SECTION 11.01 GUARANTIES. (a) Each Note Guarantor of a series of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of such series of Securities and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuers under this Indenture with respect to such series of Securities and such Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuers under this Indenture with respect to such series of Securities and such Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations" with respect to a series of Securities). Each Note Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Note Guarantor and that such Note Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

          (b) Each Note Guarantor of a series of Securities waives presentation to, demand of, payment from and protest to the Issuers of any of the Guaranteed Obligations in respect of such series of Securities and also waives notice of protest for nonpayment. Each Note Guarantor of a series of Securities waives notice of any default under the Securities of such series or the Guaranteed Obligations in respect of such series of Securities. The obligations of each Note Guarantor with respect to a series of Securities hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuers or any other Person (including any Note Guarantor) under this Indenture in respect of such series of Securities, such Securities or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture in respect of such series of Securities, such Securities or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations in respect of such series of Securities or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations in respect of such series of Securities; or (6) except as set forth in Section 11.06, any change in the ownership of such Note Guarantor.

          Each Note Guarantor further agrees that its Note Guaranty in respect of a series of Securities herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations in respect of such series of Securities.

          (c) Each Note Guaranty in respect of the Senior Subordinated Notes is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and

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interest on all Senior Indebtedness (including the Note Guaranties in respect of the Senior Notes) of the Note Guarantor giving such Note Guaranty and each such Note Guaranty is made subject to such provisions of this Indenture.

          (d) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Note Guarantor in respect of a series of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations in respect of such series of Securities or otherwise. Without limiting the generality of the foregoing, the obligations of each Note Guarantor in respect of a series of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture in respect of such series of Securities, such Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations in respect of such series of Securities, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Note Guarantor or would otherwise operate as a discharge of such Note Guarantor as a matter of law or equity.

          (e) Each Note Guarantor further agrees that its Guarantee in respect of a series of Securities herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation in respect of such series of Securities is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuers or otherwise.

          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Note Guarantor by virtue hereof, upon the failure of the Issuers to pay the principal of or interest on any Guaranteed Obligation in respect of a series of Securities when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation in respect of such series of Securities, each Note Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations in respect of such series of Securities, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuers to the Holders of such series of Securities and the Trustee.

          (g) Each Note Guarantor of a series of Securities agrees that it shall not be entitled to any right of subrogation in respect of any Obligations in respect of such series of Securities guaranteed hereby until payment in full of all Guaranteed Obligations in respect of such series of Securities and (solely in the case of Note Guarantees of the

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Senior Subordinated Notes) all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Note Guarantor of a series of Securities further agrees that, as between it, on the one hand, and the Holders in respect of such series of Securities and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations in respect of such series of Securities hereby may be accelerated as provided in Article 6 for the purposes of such Note Guarantor's Note Guaranty in respect of such series of Securities herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations in respect of such series of Securities guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Note Guarantor for the purposes of this Section.

          (h) Each Note Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 11.02 LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations in respect of a series of Securities guaranteed hereunder by any Note Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Note Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          SECTION 11.03 SUCCESSORS AND ASSIGNS. This Article 11 shall be binding upon each Note Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04 NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05 MODIFICATION. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Note Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any

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                                                                             105

Note Guarantor in any case shall entitle such Note Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06 RELEASE OF NOTE GUARANTOR. A Note Guarantor shall be released automatically from its obligations under this Article 11 (other than any obligation that may have arisen under Section 11.07)

          (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor or Cross Guarantor, including the sale or disposition of Capital Stock of a Subsidiary Guarantor or a Cross Guarantor, following which (i) if such Subsidiary Guarantor or Cross Guarantor (other than Timber Holdings) is not a Timberlands Entity, such Subsidiary Guarantor or Cross Guarantor is no longer a Subsidiary of Boise Holdings or Timber Holdings or (ii) if such Subsidiary Guarantor or Cross Guarantor is a Timberlands Entity, none of Boise Holdings, Timber Holdings or any of their respective Restricted Subsidiaries or, in the case of Timber Holdings, Parent, owns any Capital Stock of such Subsidiary Guarantor or Cross Guarantor; or

          (2) the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor or such a Cross Guarantor;

PROVIDED, HOWEVER, that in the case of clauses (1) and (2) above, (i) such sale or other disposition is made to a Person other than the Issuers or an Affiliate of the Issuers, (ii) such sale or disposition is otherwise permitted by this Indenture and (iii) the Issuers provide an Officers' Certificate to the Trustee to the effect that the Issuers and each of Boise Holdings and Timber Holdings shall comply with their obligations under Section 4.06. The Subsidiary Guaranties of a Subsidiary Guarantor and the Cross Guaranties of a Cross Guarantor also shall be automatically released:

          (1) upon the designation of such Subsidiary Guarantor or Cross Guarantor as an Unrestricted Subsidiary;

          (2) at such time as such Subsidiary Guarantor or Cross Guarantor does not have any Indebtedness outstanding that would have required such Subsidiary Guarantor or Cross Guarantor to enter into a Guaranty Agreement pursuant to Section 4.12 (other than the Senior Subordinated Notes, the Senior Notes and Guarantees thereof, as the case may be) and such Subsidiary Guarantor or Cross Guarantor is not a Timberlands Entity; or

          (3) if the Issuers exercise their legal defeasance option or their covenant defeasance option under Section 8.01 (solely with respect to Guaranties of the Senior Subordinated Notes), or if their obligations under this Indenture are discharged in accordance with the terms of this Indenture.

Notwithstanding the foregoing, in the event of any sale, transfer or other disposition of a Timberlands Parent Entity (or its Capital Stock), such Timberlands Parent Entity's obligations under its Note Guaranties will not be released unless (i) at the time of such sale, transfer or other disposition such Timberlands Parent Entity and its Restricted

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                                                                             106

Subsidiaries do not own or control any material assets or operations other than Timberlands Assets, (ii) the Net Available Cash from such sale, transfer or other disposition is concurrently contributed to Boise Holdings as common equity (a "Timberlands Contribution"), except to the extent such Net Available Cash is then distributable pursuant to Section 4.04(b)(13) (in which case any such Net Available Cash not so contributed shall be deemed to have been contributed as a Timberlands Contribution to Boise Holdings and distributed as a dividend pursuant to such Section 4.04(b)(13)) and (iii) the proceeds of such Timberlands Contribution are applied as Timberlands Proceeds in accordance with Section 4.06.

          At the request of the Issuers, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

          SECTION 11.07 CONTRIBUTION. Each Note Guarantor that makes a payment under its Note Guaranty shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Note Guarantor in an amount equal to such other Note Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Note Guarantors at the time of such payment determined in accordance with GAAP.

                                   Article 12

                        SUBORDINATION OF NOTE GUARANTIES

          SECTION 12.01 AGREEMENT TO SUBORDINATE. Each Note Guarantor of Senior Subordinated Notes agrees, and each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note agrees, that the Indebtedness evidenced by such Note Guarantor's Note Guaranty of Senior Subordinated Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Senior Indebtedness of such Note Guarantor (including its Note Guaranty of the Senior Notes) and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Note Guarantor in respect of a Note Guaranty of the Senior Subordinated Notes shall in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of such Note Guarantor and only Senior Indebtedness of such Note Guarantor (including such Note Guarantor's Guaranty of Senior Indebtedness of the Issuers) shall rank senior to the Obligations of such Note Guarantor in respect of the Senior Subordinated Notes in accordance with the provisions set forth herein.

          SECTION 12.02 LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets of any Note Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Note Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Note Guarantor or its property:

          (1) holders of Senior Indebtedness of such Note Guarantor shall be entitled to receive payment in full in cash of such Senior Indebtedness before

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                                                                             107

     Holders of Senior Subordinated Notes shall be entitled to receive any payment pursuant to the Note Guaranty of the Senior Subordinated Notes of such Note Guarantor; and

          (2) until the Senior Indebtedness of such Note Guarantor is paid in full in cash, any payment or distribution to which Holders of Senior Subordinated Notes would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders of Senior Subordinated Notes may receive shares of stock and any debt securities of such Note Guarantor that are subordinated to such Senior Indebtedness to at least the same extent as the Note Guaranty of the Senior Subordinated Notes.

          SECTION 12.03     DEFAULT ON SENIOR INDEBTEDNESS OF NOTE GUARANTOR.
(a) A Note Guarantor shall not make payment on its Note Guaranty of the Senior Subordinated Notes or purchase, redeem or otherwise retire or defease any Senior Subordinated Notes or other Obligations in respect of the Senior Subordinated Notes (collectively, "pay its Note Guaranty") if either of the following (a "Guaranty Payment Default") occurs:

          (1) any Obligation on any Designated Senior Indebtedness of such Note Guarantor is not paid in full in cash when due; or

          (2) any other default on Designated Senior Indebtedness of such Note Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Guaranty Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash; PROVIDED, HOWEVER, that any Note Guarantor shall be entitled to pay its Note Guaranty of the Senior Subordinated Notes without regard to the foregoing if such Note Guarantor and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Guaranty Payment Default has occurred and is continuing.

          (b) During the continuance of any default (other than a Guaranty Payment Default) with respect to any Designated Senior Indebtedness of a Note Guarantor pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Note Guarantor shall not pay its Note Guaranty of the Senior Subordinated Notes for a period (a "Guaranty Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Note Guarantor) of written notice (a "Guaranty Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Guaranty Payment Blockage Period and ending 179 days thereafter. The Guaranty Payment Blockage Period shall end earlier if such Guaranty Payment Blockage Period is terminated:

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                                                                             108

          (1) by written notice to the Trustee and such Note Guarantor from the Person or Persons who gave such Guaranty Blockage Notice;

          (2) because the default giving rise to such Guaranty Blockage Notice, and all other defaults on such Designated Senior Indebtedness, if any, are cured, waived or otherwise no longer continuing; or

          (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness shall have accelerated the maturity of such Designated Senior Indebtedness, any Note Guarantor shall be entitled to resume payments pursuant to its Note Guaranty of the Senior Subordinated Notes after termination of such Guaranty Payment Blockage Period. No Note Guarantor shall be subject to more than one Guaranty Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Note Guarantor during such period; PROVIDED, HOWEVER, that if any Guaranty Blockage Notice within such 360-day period is delivered to the Trustee by or on behalf of any holders of Designated Senior Indebtedness of such Note Guarantor (other than holders of Indebtedness under any Credit Agreement), the Representative of the holders of Indebtedness under any Credit Agreement shall be entitled to give another Guaranty Blockage Notice within such period; PROVIDED FURTHER, HOWEVER, that in no event shall the total number of days during which any Guaranty Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 360-day period, and there must be 181 days during any consecutive 360-day period during which no Guaranty Payment Blockage Period is in effect.

          SECTION 12.04 DEMAND FOR PAYMENT. If a demand for payment is made on a Note Guarantor in respect of its Note Guaranty of Senior Subordinated Notes pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness of such Note Guarantor (or their Representatives) of such demand.

          SECTION 12.05 WHEN DISTRIBUTION MUST BE PAID OVER. If a distribution is made to Holders of Senior Subordinated Notes that because of this Article 12 should not have been made to them, the Holders of Senior Subordinated Notes who receive such distribution shall hold such distribution in trust for the holders of Senior Indebtedness of the applicable Note Guarantor and pay it over to them as their interests may appear.

          SECTION 12.06 SUBROGATION. After all Senior Indebtedness of a Note Guarantor is paid in full and until the Senior Subordinated Notes are paid in full, Holders of Senior Subordinated Notes shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness of such Note Guarantor. A distribution made under this
Article 12 to holders of such Senior

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                                                                             109

Indebtedness which otherwise would have been made to Holders of Senior Subordinated Notes is not, as between the relevant Note Guarantor and Holders of Senior Subordinated Notes, a payment by such Note Guarantor on such Senior Indebtedness.

          SECTION 12.07 RELATIVE RIGHTS. This Article 12 defines the relative rights of Holders of Senior Subordinated Notes and holders of Senior Indebtedness of a Note Guarantor. Nothing in this Indenture shall:

          (1) impair, as between a Note Guarantor and Holders of Senior Subordinated Notes, the obligation of such Note Guarantor, which is absolute and unconditional, to pay its Note Guaranty to the extent set forth in Article 11; or

          (2) prevent the Trustee or any Holder of Senior Subordinated Notes from exercising its available remedies upon a Default by such Note Guarantor under its Note Guaranty in respect of the Senior Subordinated Notes, subject to the rights of holders of Senior Indebtedness of such Note Guarantor to receive distributions otherwise payable to Holders of Senior Subordinated Notes.

          SECTION 12.08 SUBORDINATION MAY NOT BE IMPAIRED BY NOTE GUARANTORS. No right of any holder of Senior Indebtedness of any Note Guarantor to enforce the subordination of the Note Guaranty of the Senior Subordinated Notes of such Note Guarantor shall be impaired by any act or failure to act by such Note Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09     RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.03, the Trustee or Paying Agent shall continue to make payments on any Note Guaranty of the Senior Subordinated Notes and shall not be charged with knowledge of the existence of facts that under this Article 12 would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that such payments are prohibited by this Article 12. The Issuers, the relevant Note Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of such Note Guarantor shall be entitled to give the notice; PROVIDED, HOWEVER, that, if an issue of Senior Indebtedness of any Note Guarantor has a Representative, only the Representative shall be entitled to give the notice.

          The Trustee in its individual or any other capacity shall be entitled to hold Senior Indebtedness of any Note Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent shall be entitled to do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of any Note Guarantor which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 12.10 DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of any Note Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

          SECTION 12.11 NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO DEMAND PAYMENT. The failure to make a payment pursuant to a Note Guaranty of the Senior Subordinated Notes by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a Default. Nothing in this
Article 12 shall have any effect on the right of the Holders of Senior Subordinated Notes or the Trustee to make a demand for payment on any Note Guarantor pursuant to its Note Guaranty of the Senior Subordinated Notes.

          SECTION 12.12 TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article 12, the Trustee and the Holders of Senior Subordinated Notes shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders of Senior Subordinated Notes or (c) upon the Representatives of Senior Indebtedness of any Note Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of such Note Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of any Note Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee shall be entitled to request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness of such Note Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee shall be entitled to defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.13 TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders of Senior Subordinated Notes and the holders of Senior Indebtedness of any Note Guarantor as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS OF NOTE GUARANTOR. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of any Note Guarantor pursuant to this Article 12 and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of Senior Subordinated Notes or the Issuers or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this Article 12.

          SECTION 12.15 RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF NOTE GUARANTORS ON SUBORDINATION PROVISIONS. Each Holder of Senior Subordinated Notes by accepting a Senior Subordinated Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Note Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Senior Subordinated Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   Article 13

                                  MISCELLANEOUS

          SECTION 13.01 TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02 NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

     if to the Issuers or any Note Guarantor:

          1111 West Jefferson Street
          Boise, Idaho 83728
          (fax: (208) 384-7189)
          Attention: Thomas E. Carlile, Chief Financial Officer

     with a copy to:

          Dennis Myers, Esq.
          Kirkland & Ellis LLP
          (fax: (312) 861-2200)

     if to the Trustee:

          U.S. Bank National Association
          15 West South Temple, Suite 200
          Salt Lake City, UT 84101
          (fax: 801-534-6013)
          Attention:  Kim R. Galbraith, VP

     with a copy to:

          U.S. Bank National Association
          1420 Fifth Avenue, 7th Floor
          Seattle, WA 98101
          (fax: 206-344-4630)
          Attention: Craig Ferguson, TR

          The Issuers or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders of Securities of a series may communicate pursuant to TIA
Section 312(b) with other Securityholders of such series of Securities with respect to their rights under this Indenture with respect to such series of Securities or such Securities. The Issuers, any Note Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

          SECTION 13.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          SECTION 13.06 WHEN SECURITIES DISREGARDED. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver or consent, Securities of such series owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 13.07 RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08 LEGAL HOLIDAYS. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09 GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 13.10 NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of either Issuer or any Note Guarantor shall not have any liability for any obligations of the Issuers under the Securities or this Indenture or of such Note Guarantor under its Note Guaranties or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11 SUCCESSORS. All agreements of the Issuers in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12 MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13 TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                        BOISE CASCADE, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE CASCADE FINANCE
                                        CORPORATION,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE CASCADE HOLDINGS, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE WHITE PAPER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE PACKAGING & NEWSPRINT,
                                        L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        BOISE BUILDING SOLUTIONS
                                        MANUFACTURING, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE BUILDING SOLUTIONS
                                        DISTRIBUTION, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE LAND & TIMBER HOLDINGS
                                        CORP.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE LAND & TIMBER CORP.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE BUILDING SOLUTIONS
                                        MANUFACTURING HOLDINGS CORP.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        BC CHILE INVESTMENT
                                        CORPORATION,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BC BRAZIL INVESTMENT
                                        CORPORATION,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE WHITE PAPER HOLDINGS
                                        CORP.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        MINNESOTA, DAKOTA & WESTERN
                                        RAILWAY COMPANY,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        INTERNATIONAL FALLS POWER
                                        COMPANY,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        BC CHINA CORPORATION,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE CASCADE TRANSPORTATION
                                        HOLDINGS CORP.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BCT, INC.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE CASCADE AVIATION, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE CENTRAL WASHINGTON
                                        LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        BOISE NORTHEAST WASHINGTON
                                        LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE NORTHWEST OREGON
                                        LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE SOUTHERN OREGON
                                        LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE NORTHEAST OREGON
                                        LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE IDAHO LAND & TIMBER, L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        BOISE MINNESOTA LAND & TIMBER,
                                        L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE LOUISIANA LAND & TIMBER,
                                        L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer


                                        BOISE ALABAMA LAND & TIMBER,
                                        L.L.C.,

                                          by /s/ Wayne Rancourt
                                            ------------------------------------
                                              Name: Wayne Rancourt
                                              Title: Secretary and Treasurer

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as TRUSTEE,

                                          by /s/ Kim R. Galbraith
                                            ------------------------------------
                                              Name: Kim R. Galbraith
                                              Title: Vice President

                                             RULE 144A/REGULATION S/IAI APPENDIX


                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

     1.   Definitions

     1.1  DEFINITIONS

     For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

          "Definitive Security" means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

          "Depository" means The Depository Trust Company, its nominees and their respective successors.

          "Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of
(i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

          "Exchange Securities" means, collectively, the Senior Exchange Notes and the Senior Subordinated Exchange Notes.

          "IAI" means an institutional "accredited investor", as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

          "Initial Purchasers" means (1) with respect to the Initial Securities issued on the Issue Date, JPMorgan Securities Inc., Lehman Brothers Inc., Deutsche Bank Securities Inc. and Goldman, Sachs & Co., and (2) with respect to each issuance of Additional Securities, the Persons purchasing or underwriting such Additional Securities under the related Purchase Agreement.

          "Initial Securities" means, collectively, the Initial Senior Notes and the Initial Senior Subordinated Notes.

          "Initial Senior Notes" means (1) $250,000,000 aggregate principal amount of Senior Floating Rate Notes due 2012 issued on the Issue Date and (2) Additional Senior Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Initial Senior Subordinated Notes" means (1) $400,000,000 aggregate principal amount of 7-1/8% Senior Subordinated Notes due 2014 issued on the Issue Date and (2) Additional Senior Subordinated Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

          "Purchase Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated October 15, 2004, among the Issuers, the Note Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Issuers, the Note Guarantors and the Persons purchasing or underwriting such Additional Securities.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "Registered Exchange Offer" means the offer by the Issuers, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

          "Registration Rights Agreements" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement in respect of the Senior Notes and the Registration Rights Agreement in respect of the Senior Subordinated Notes (each, a "Registration Rights Agreement"), in each case dated October 29, 2004, among the Initial Purchasers, the Issuers and the Note Guarantors and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Issuers, the Note Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Rule 144A Securities" means all Securities offered and sold to QIBs in reliance on Rule 144A.

          "Securities Act" means the Securities Act of 1933.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto, and shall initially be the Trustee.

          "Senior Exchange Notes" means (1) the Senior Floating Rate Notes due 2012 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Senior Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Senior Subordinated Exchange Notes" means (1) the 7-1/8% Senior Subordinated Notes due 2014 issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Additional Senior Subordinated Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

          "Shelf Registration Statement" means the registration statement filed by the Issuers in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

               1.2  OTHER DEFINITIONS

                                                       Defined in
          Term                                          Section:
          ----                                          -------
"Agent Members"                                          2.1(b)
"Global Securities"                                      2.1(a)
"IAI Global Security"                                    2.1(a)
"Permanent Regulation S Global Security"                 2.1(a)
"Regulation S"                                           2.1(a)
"Regulation S Global Security"                           2.1(a)
"Rule 144A"                                              2.1(a)
"Rule 144A Global Security"                              2.1(a)
"Temporary Regulation S Global Security"                 2.1(a)

     2.   THE SECURITIES.

     2.1 (a) FORM AND DATING. The Initial Securities will be offered and sold by the Issuers pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A") and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial Senior Notes and Initial Senior Subordinated Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the "Rule 144A Global Senior Security" and the "Rule 144A Global Senior Subordinated Security", respectively, and each, a "Rule 144A Global Security"); Initial Senior Notes and Initial Senior Subordinated Notes subsequently resold to IAIs shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the "IAI Global Senior Security" and the "IAI Global Senior Subordinated Security", respectively, and each, an "IAI Global Security"); and Initial Senior Notes and Initial Senior Subordinated Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (the "Temporary Regulation S Global Senior Security" and the "Temporary Regulation S Global Senior Subordinated Security", respectively, and each, a "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and the restricted securities legend set forth in Exhibit 1 hereto, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Issuers and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in a Temporary Regulation S Global Security will not be exchangeable for interests in a Rule 144A Global Security, an IAI Global Security, a permanent global security (a "Permanent Regulation S Global Security", and together with the Temporary Regulation S Global Security, the "Regulation S Global Security") or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional "accredited investor" under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

          Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit C to this Indenture) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an "accredited investor" within the meaning of 501(a)(1),(2),(3) or (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

          Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form of the "Assignment Form" included in Exhibit 1 or 2 to this Appendix, as applicable) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

          The Rule 144A Global Securities, the IAI Global Securities, the Temporary Regulation S Global Securities and the Permanent Regulation S Global Securities are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

          (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

          The Issuers shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2, authenticate and deliver initially one or more Global Securities in respect of each series of Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such

Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Issuers, the Trustee and any agent of the Issuers or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c) DEFINITIVE SECURITIES. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

     2.2 AUTHENTICATION. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $250 million of Senior Floating Rate Notes due 2012 and an aggregate principal amount of $400 million of 7-1/8% Senior Subordinated Notes due 2014, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to Section 2.02 of the Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities of the same series, in each case upon a written order of the Issuers signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuers. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

     2.3  TRANSFER AND EXCHANGE.

          (a) TRANSFER AND EXCHANGE OF DEFINITIVE SECURITIES. When Definitive Securities are presented to the Registrar with a request:

          (x)    to register the transfer of such Definitive Securities; or

          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; PROVIDED, HOWEVER, that the Definitive Securities surrendered for transfer or exchange:

               (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuers and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

               (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                 (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

                 (B) if such Definitive Securities are being transferred to the Issuers, a certification to that effect; or

                 (C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the registration requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Issuers so request, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

          (b) RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

               (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

               (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(C)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Issuers shall issue and the Trustee shall authenticate, upon written order of the Issuers in the form of an Officers' Certificate of the Issuers, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

          (c)    TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

               (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository's procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

               (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

               (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

               (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuers.

          (d) RESTRICTIONS ON TRANSFER OF TEMPORARY REGULATION S GLOBAL SECURITIES. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (1) to the Issuers, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act,
(5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

          (e)    LEGEND.

               (i)     Except as permitted by the following paragraphs (ii),
          (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES:
                 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
                 (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE

                 ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          Each Definitive Security shall also bear the following additional legend:

                 IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

               (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

               (iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable.

               (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

               (v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

          (f) CANCELLATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

          (g)    NO OBLIGATION OF THE TRUSTEE.

               (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

               (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          2.4    DEFINITIVE SECURITIES.

          (a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depository is not appointed by the Issuers within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Issuers, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of Definitive Securities under this Indenture.

          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this
Section 2.4 shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

          (c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Issuers shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuers expressly acknowledge, with respect to the right of any Holder to pursue a remedy pursuant to Article 6 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner's Securities as if such Definitive Securities had been issued.

                                                                       EXHIBIT 1
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

                      [FORM OF FACE OF INITIAL SENIOR NOTE]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE

THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE SOLD, PLEDGED OR TRANSFERRED ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS

PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH IS ATTACHED AS EXHIBIT C TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                         [Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                    $
   -------                                                             ---------

                       Senior Floating Rate Notes due 2012

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars on October 15, 2012.

          Interest Payment Dates: January 15, April 15, July 15 and October 15.

          Record Dates: January 1, April 1, July 1 and October 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:


                                        BOISE CASCADE, L.L.C.,

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:


                                        BOISE CASCADE FINANCE
                                        CORPORATION,

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
   as Trustee, certifies that this is one of the Senior Notes referred to in the Indenture.

   by

     ---------------------------------
       Authorized Signatory

                  [FORM OF REVERSE SIDE OF INITIAL SENIOR NOTE]

                       Senior Floating Rate Note due 2012

1.   INTEREST

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the "Issuers"), promise to pay interest on the principal amount of this Senior Note at a rate per annum, reset quarterly, equal to LIBOR plus 2.875%, as determined by the Calculation Agent, which shall initially be the Trustee. The amount of interest for each day that the Senior Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Senior Notes. The amount of interest to be paid on the Senior Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655))
and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The Calculation Agent will, upon the request of any Holder of Senior Notes, provide the interest rate then in effect with respect to the Senior Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuers, the Note Guarantors and the Holders of the Senior Notes.

          The Issuers will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2005. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2004. The Issuers will pay interest on overdue principal at the rate borne by this Senior Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful. In addition, if a Registration Default (as defined in the Registration Rights Agreement in respect of the Senior Notes) occurs, additional interest will accrue on this Senior Note at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs, up to a maximum additional interest rate of 1.0%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The interest rate on the Senior Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

2.   METHOD OF PAYMENT

          The Issuers will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered holders of Senior Notes at the close of business on the January 1, April 1, July 1 or October 1 next preceding the interest payment date even if Senior Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Issuers issued the Senior Notes under an Indenture dated as of October 29, 2004 ("Indenture"), among the Issuers, the Note Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Senior Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Senior Notes pursuant to Section 2.13 of the Indenture. The Initial Senior Notes issued on the Issue Date, any Additional Senior Notes and all Senior Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Holdings, Timber Holdings, the Issuers and the other Restricted Subsidiaries of Boise Holdings and Timber Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; incur liens; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          The Issuers shall be entitled at their option at any time and from time to time to redeem all or a portion of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                    Redemption
                 Period                                Price
                 ------                             ----------
                 2004                                  103.000%
                 2005                                  102.000%
                 2006                                  101.000%
                 2007 and thereafter                   100.000%

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at his registered address. Senior Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Notes (or such portions thereof) called for redemption.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Senior Notes will have the right to cause the Issuers to repurchase all or any part of the Senior Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Senior Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTY

          The payment by the Issuers of the principal of, and premium and interest on, the Senior Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Note Guarantors to the extent set forth in the Indenture.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

          The Senior Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note not to be redeemed) or any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Senior Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Senior Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture with respect to the Senior Notes or the Senior Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Senior Notes, including Note Guaranties, or to secure the Senior Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Senior Notes, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Senior Notes.

13.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Senior Notes; (b) default in payment of principal on the Senior Notes at maturity, upon redemption pursuant to paragraph 5 of the Senior Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Senior Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Senior Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, Boise Holdings, Timber Holdings and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) certain defaults with respect to Note Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Notes may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  TRUSTEE DEALINGS WITH THE ISSUERS

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Senior Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

          Each Holder of a Senior Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Senior Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

20.  GOVERNING LAW.

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          1111 West Jefferson Street, Boise, Idaho 83728, (fax: (208) 384-7189);
Attention: Thomas E. Carlile, Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                       Your Signature:
     ---------------------                 -------------------------------------

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

E    to the Issuers; or

     (1)  E      pursuant to an effective registration statement under the
                 Securities Act of 1933; or

     (2)  E      inside the United States to a "qualified institutional buyer"
                 (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3)  E      outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (4)  E      pursuant to the exemption from registration provided by Rule
                 144 under the Securities Act of 1933; or

     (5)  E      to an institutional "accredited investor" (as defined in Rule
                 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box
     (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                             -----------------------------------
                                             Signature


Signature Guarantee:


--------------------------------------------    --------------------------------
Signature must be guaranteed                    Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      ----------------------------     -----------------------------------------
                                       Notice:     To be executed by
                                                   an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

                  Amount of decrease in      Amount of increase in      Principal amount of this    Signature of authorized
Date of           Principal amount of this   Principal amount of this   Global Security following   officer of Trustee or
Exchange          Global Security            Global Security            such decrease or increase   Securities Custodian




                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuers
pursuant to Section 4.06 or 4.09 of the Indenture, check the box:   E

          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Dated:                    Your Signature:
      -----------------                  ---------------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security.)

Signature Guarantee:
                    ------------------------------------------------------------
                                   (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT 2
                                                                              to
                                             RULE 144A/REGULATION S/IAI APPENDIX

               [FORM OF FACE OF INITIAL SENIOR SUBORDINATED NOTE]

                           [Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

                         [Restricted Securities Legend]

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR

ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS [IN THE CASE OF RULE 144A NOTES: TWO YEARS] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH AN ISSUER OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO AN ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                 [Temporary Regulation S Global Security Legend]

          EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(B)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE

THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE SOLD, PLEDGED OR TRANSFERRED ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),
(2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF CASES (A) THROUGH (F) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS

PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH IS ATTACHED AS EXHIBIT C TO THE INDENTURE AND CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE ISSUERS THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

          BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

                         [Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                                    $
   -------                                                             ---------

                    7-1/8% Senior Subordinated Notes due 2014

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars on October 15, 2014.

          Interest Payment Dates: April 15 and October 15.

          Record Dates: April 1 and October 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                        BOISE CASCADE, L.L.C.,

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:


                                        BOISE CASCADE FINANCE
                                        CORPORATION,

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

                                          by

                                            ------------------------------------
                                              Name:
                                              Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
   as Trustee, certifies that this is one of the Senior
        Subordinated Notes referred to in the
        Indenture.

   by

        -----------------------------------------------
          Authorized Signatory

           [FORM OF REVERSE SIDE OF INITIAL SENIOR SUBORDINATED NOTE]

                    7-1/8% Senior Subordinated Note due 2014

1.   INTEREST

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the "Issuers"), promise to pay interest on the principal amount of this Senior Subordinated Note at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement in respect of the Senior Subordinated Notes) occurs, additional interest will accrue on this Senior Subordinated Note at a rate of 0.50% per annum (increasing by an additional 0.50% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs, up to a maximum additional interest rate of 1.0%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Issuers will pay interest semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2005. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Senior Subordinated Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT

          The Issuers will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered holders of Senior Subordinated Notes at the close of business on the April 1 or October 1 next preceding the interest payment date even if Senior Subordinated Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Subordinated Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Issuers issued the Senior Subordinated Notes under an Indenture dated as of October 29, 2004 ("Indenture"), among the Issuers, the Note Guarantors and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Subordinated Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Senior Subordinated Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section
4.03 of the Indenture, to issue Additional Senior Subordinated Notes pursuant to
Section 2.13 of the Indenture. The Initial Senior Subordinated Notes issued on the Issue Date, any Additional Senior Subordinated Notes and all Senior Subordinated Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Holdings, Timber Holdings, the Issuers and the other Restricted Subsidiaries of Boise Holdings and Timber Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          Except as set forth below, the Issuers shall not be entitled to redeem the Senior Subordinated Notes.

          On and after October 15, 2009, the Issuers shall be entitled at their option (subject to their compliance with Section 4.04 of the Indenture) to redeem all or a portion of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                                               9

                                                    Redemption
                 Period                                Price
                 ------                           --------------
                 2009                                103.563%
                 2010                                102.375%
                 2011                                101.188%
                 2012 and thereafter                 100.000%

          In addition, prior to October 15, 2007, the Issuers shall be entitled at their option (subject to their compliance with Section 4.04 of the Indenture) on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) in an aggregate principal amount (together with the principal amount of Senior Subordinated Notes redeemed as described in the following paragraph) not to exceed 40% of the aggregate principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; PROVIDED, HOWEVER, that (1) at least 60% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Senior Subordinated Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

          In addition, prior to October 15, 2007, the Issuers shall be entitled, at their option (subject to their compliance with Section 4.04 of the Indenture) on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) in an aggregate principal amount (together with the principal amount of Senior Subordinated Notes redeemed as described in the preceding paragraph) not to exceed 40% of the aggregate principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with up to 50% of Timberlands Proceeds (as defined in the Indenture) received after the Issue Date (taken together with all other Timberlands Proceeds received after the Issue Date) in excess of $1,650.0 million in the aggregate, less, without duplication, the amount of any such Timberlands Proceeds otherwise applied pursuant to Section 4.04 or 4.06 of the Indenture as provided in the Indenture; PROVIDED, HOWEVER, that (1) at least 60% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Senior Subordinated Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 90 days after the date of the receipt of such Timberlands Proceeds.

          Prior to October 15, 2009, the Issuers shall be entitled (subject to their compliance with Section 4.04 of the Indenture) at their option to redeem all or a portion of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) at a redemption price equal to the sum of 100% of the principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) plus the applicable Make-Whole Amount (as defined in the Indenture) as of the redemption date, if any, and accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at his registered address. Senior Subordinated Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Subordinated Notes (or such portions thereof) called for redemption.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Senior Subordinated Notes will have the right to cause the Issuers to repurchase all or any part of the Senior Subordinated Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Senior Subordinated Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTY

          The payment by the Issuers of the principal of, and premium and interest on, the Senior Subordinated Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Note Guarantors to the extent set forth in the Indenture.

9.   SUBORDINATION

          The Senior Subordinated Notes are subordinated to Senior Indebtedness of the Issuers and the Note Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Senior Subordinated Notes may be paid. Each Securityholder by accepting a Senior Subordinated Note agrees to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Senior Subordinated Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Subordinated Notes selected for redemption (except, in the case of a Senior Subordinated Note to be redeemed in part, the portion of the Senior Subordinated Note not to be redeemed) or any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Senior Subordinated Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Senior Subordinated Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Senior Subordinated Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Senior Subordinated Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Senior Subordinated Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Subordinated Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture with respect to the Senior Subordinated Notes or the Senior Subordinated Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Senior Subordinated Notes, including Note Guaranties, or to secure the Senior Subordinated Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Senior Subordinated Notes, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Senior Subordinated Notes.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Senior Subordinated Notes; (b) default in payment of principal on the Senior Subordinated Notes at maturity, upon redemption pursuant to paragraph 5 of the Senior Subordinated Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Senior Subordinated Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Senior Subordinated Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, Boise Holdings, Timber Holdings and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) certain defaults with respect to Note Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Senior Subordinated Notes being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Subordinated Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE ISSUERS

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Senior Subordinated Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

          Each Holder of a Senior Subordinated Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Senior Subordinated Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.

22.  GOVERNING LAW.

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: 1111 West Jefferson Street, Boise,

Idaho 83728, (fax: (208) 384-7189); Attention: Thomas E. Carlile, Chief Financial Officer.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                     Your Signature:
      ------------------                 ---------------------------------------

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

E    to the Issuers; or

     (1)  E    pursuant to an effective registration statement under the
               Securities Act of 1933; or

     (2)  E    inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

     (3)  E    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

     (4)  E    pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

     (5)  E    to an institutional "accredited investor" (as defined in Rule
               501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

     Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box
     (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuers have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.



                                                    -------------------------
                                                    Signature

Signature Guarantee:


----------------------------------------------      ----------------------------
Signature must be guaranteed                        Signature

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      -----------------------------     ----------------------------------------
                                        Notice:  To be executed by
                                                 an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

  The following increases or decreases in this Global Security have been made:

               Amount of decrease in      Amount of increase in      Principal amount of this     Signature of authorized
Date of        Principal amount of this   Principal amount of this   Global Security following    officer of Trustee or
Exchange       Global Security            Global Security            such decrease or increase    Securities Custodian




                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuers
pursuant to Section 4.06 or 4.09 of the Indenture, check the box:    E

          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Dated:                    Your Signature:
      -----------------                  ---------------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security.)

Signature Guarantee:
                    ------------------------------------------------------------
                                   (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT A

                     [FORM OF FACE OF SENIOR EXCHANGE NOTE]*



----------
*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

No.                                                                  $
   -------------                                                     -----------

                       Senior Floating Rate Notes due 2012

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars on October 15, 2012.

          Interest Payment Dates:  January 15, April 15, July 15 and October 15.

          Record Dates:  January 1, April 1, July 1 and October 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:


                                            BOISE CASCADE, L.L.C.,

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:

                                              by
                                                 -------------------------------
                                                   Name:
                                                   Title:


                                            BOISE CASCADE FINANCE
                                            CORPORATION,

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:

                                              by
                                                 -------------------------------
                                                   Name:
                                                   Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
   as Trustee, certifies  that this is one
   of the Senior Notes referred to in the Indenture.

   by

       ---------------------------------------------
        Authorized Signatory

                 [FORM OF REVERSE SIDE OF SENIOR EXCHANGE NOTE]

                       Senior Floating Rate Note due 2012

1.   INTEREST

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the "Issuers"), promise to pay interest on the principal amount of this Senior Note at a rate per annum, reset quarterly, equal to LIBOR plus 2.875%, as determined by the Calculation Agent, which shall initially be the Trustee. The amount of interest for each day that the Senior Notes are outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of the Senior Notes. The amount of interest to be paid on the Senior Notes for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period. All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point being rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655))
and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

          The Calculation Agent will, upon the request of any Holder of Senior Notes, provide the interest rate then in effect with respect to the Senior Notes. All calculations made by the Calculation Agent in the absence of manifest error will be conclusive for all purposes and binding on the Issuers, the Note Guarantors and the Holders of the Senior Notes.

          The Issuers will pay interest quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing January 15, 2005. Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2004. The Issuers will pay interest on overdue principal at the rate borne by this Senior Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful. [IN ADDITION, IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT IN RESPECT OF THE SENIOR NOTES) OCCURS, ADDITIONAL INTEREST WILL ACCRUE ON THIS SENIOR NOTE AT A RATE OF 0.50% PER ANNUM (INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AFTER EACH CONSECUTIVE 90-DAY PERIOD THAT OCCURS AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURS, UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 1.0%) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT SHALL OCCUR TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS HAVE BEEN CURED.](1) The interest rate on the Senior Notes will in no event be higher than the maximum rate

----------
(1) Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

permitted by New York law as the same may be modified by United States law of general application.

2.   METHOD OF PAYMENT

          The Issuers will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered holders of Senior Notes at the close of business on the January 1, April 1, July 1 or October 1 next preceding the interest payment date even if Senior Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Issuers issued the Senior Notes under an Indenture dated as of October 29, 2004 ("Indenture"), among the Issuers, the Note Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Senior Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section 4.03 of the Indenture, to issue Additional Senior Notes pursuant to Section 2.13 of the Indenture. The Initial Senior Notes issued on the Issue Date, any Additional Senior Notes and all Senior Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Holdings, Timber Holdings, the Issuers and the other Restricted Subsidiaries of Boise Holdings and Timber Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries; incur liens; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          The Issuers shall be entitled at their option at any time and from time to time to redeem all or a portion of the Senior Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:


                                                    Redemption
                  Period                               Price
                  2004                               103.000%
                  2005                               102.000%
                  2006                               101.000%
                  2007 and thereafter                100.000%

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Notes to be redeemed at his registered address. Senior Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Notes (or such portions thereof) called for redemption.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Senior Notes will have the right to cause the Issuers to repurchase all or any part of the Senior Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Senior Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTY

          The payment by the Issuers of the principal of, and premium and interest on, the Senior Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Note Guarantors to the extent set forth in the Indenture.

9.   DENOMINATIONS; TRANSFER; EXCHANGE

          The Senior Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Notes selected for redemption (except, in the case of a Senior Note to be redeemed in part, the portion of the Senior Note not to be redeemed) or any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or 15 days before an interest payment date.

10.  PERSONS DEEMED OWNERS

          The registered Holder of this Senior Note may be treated as the owner of it for all purposes.

11.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

12.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Senior Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Senior Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Senior Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture with respect to the Senior Notes or the Senior Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Senior Notes, including Note Guaranties, or to secure the Senior Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Senior Notes, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Senior Notes.

13.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Senior Notes; (b) default in payment of principal on the Senior Notes at maturity, upon redemption pursuant to paragraph 5 of the Senior Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Senior Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Senior Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, Boise Holdings, Timber Holdings and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) certain defaults with respect to Note Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Notes may declare all the Senior Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Senior Notes being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

14.  TRUSTEE DEALINGS WITH THE ISSUERS

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and may otherwise deal with and collect obligations owed to it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

15.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Senior Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[19. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

          Each Holder of a Senior Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement in respect of the Senior Notes, including the obligations of the Holders with respect to a registration and the indemnification of the Issuers to the extent provided therein.](2)

20.  GOVERNING LAW.

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

          1111 West Jefferson Street, Boise, Idaho 83728, (fax: (208) 384-7189);
Attention: Thomas E. Carlile, Chief Financial Officer.

----------
(2) Delete if this security is not being issued in exchange for an Initial Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                     Your Signature:
      ------------------                 ---------------------------------------

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuers
pursuant to Section 4.06 or 4.09 of the Indenture, check the box:    E

          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Dated:                    Your Signature:
      -----------------                  ---------------------------------------
                                            (Sign exactly as your name appears
                                            on the other side of this Security.)

Signature Guarantee:
                    ------------------------------------------------------------
                                   (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

              [FORM OF FACE OF SENIOR SUBORDINATED EXCHANGE NOTE]*

----------
*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]

No.                                                                     $
   ---------                                                            --------

                    7-1/8% Senior Subordinated Notes due 2014

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation, promise to pay to [-], or registered assigns, the principal sum of [-] Dollars on October 15, 2014.

          Interest Payment Dates: April 15 and October 15.

          Record Dates: April 1 and October 1.

          Additional provisions of this Security are set forth on the other side of this Security.

Dated:


                                            BOISE CASCADE, L.L.C.,

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:


                                            BOISE CASCADE FINANCE
                                            CORPORATION,

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:

                                              by

                                                 -------------------------------
                                                   Name:
                                                   Title:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
     as Trustee, certifies that this is one of the Senior
     Subordinated Notes referred to in the Indenture.

     by

        -------------------------------------------------
          Authorized Signatory

           [FORM OF REVERSE SIDE OF SENIOR SUBORDINATED EXCHANGE NOTE]

                    7-1/8% Senior Subordinated Note due 2014

1.   INTEREST

          Boise Cascade, L.L.C., a Delaware limited liability company, and Boise Cascade Finance Corporation, a Delaware corporation (together, and with their successors and assigns under the Indenture hereinafter referred to, the "Issuers"), promise to pay interest on the principal amount of this Senior Subordinated Note at the rate per annum shown above[; PROVIDED, HOWEVER, THAT IF A REGISTRATION DEFAULT (AS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT IN RESPECT OF THE SENIOR SUBORDINATED NOTES) OCCURS, ADDITIONAL INTEREST WILL ACCRUE ON THIS SENIOR SUBORDINATED NOTE AT A RATE OF 0.50% PER ANNUM (INCREASING BY AN ADDITIONAL 0.50% PER ANNUM AFTER EACH CONSECUTIVE 90-DAY PERIOD THAT OCCURS AFTER THE DATE ON WHICH SUCH REGISTRATION DEFAULT OCCURS UP TO A MAXIMUM ADDITIONAL INTEREST RATE OF 1.0%) FROM AND INCLUDING THE DATE ON WHICH ANY SUCH REGISTRATION DEFAULT SHALL OCCUR TO BUT EXCLUDING THE DATE ON WHICH ALL REGISTRATION DEFAULTS HAVE BEEN CURED.](1) The Issuers will pay interest semiannually in arrears on April 15 and October 15 of each year, commencing April 15, 2005. Interest on the Senior Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 29, 2004. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuers will pay interest on overdue principal at the rate borne by this Senior Subordinated Note plus 1.0% per annum, and will pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT

          The Issuers will pay interest on the Senior Subordinated Notes (except defaulted interest) to the Persons who are registered holders of Senior Subordinated Notes at the close of business on the April 1 or October 1 next preceding the interest payment date even if Senior Subordinated Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Senior Subordinated Notes to a Paying Agent to collect principal payments. The Issuers will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Senior Subordinated Notes represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Issuers will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice

----------
(1)Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.   PAYING AGENT AND REGISTRAR

          Initially, U.S. Bank National Association, a national banking association (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Issuers or any of their domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.   INDENTURE

          The Issuers issued the Senior Subordinated Notes under an Indenture dated as of October 29, 2004 ("Indenture"), among the Issuers, the Note Guarantors and the Trustee. The terms of the Senior Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Senior Subordinated Notes are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

          The Senior Subordinated Notes are general unsecured obligations of the Issuers. The Issuers shall be entitled, subject to their compliance with Section
4.03 of the Indenture, to issue Additional Senior Subordinated Notes pursuant to
Section 2.13 of the Indenture. The Initial Senior Subordinated Notes issued on the Issue Date, any Additional Senior Subordinated Notes and all Senior Subordinated Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of Boise Holdings, Timber Holdings, the Issuers and the other Restricted Subsidiaries of Boise Holdings and Timber Holdings to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of their assets and the assets of their subsidiaries. These covenants are subject to important exceptions and qualifications.

5.   OPTIONAL REDEMPTION

          Except as set forth below, the Issuers shall not be entitled to redeem the Senior Subordinated Notes.

          On and after October 15, 2009, the Issuers shall be entitled at their option (subject to their compliance with Section 4.04 of the Indenture) to redeem all or a portion of the Senior Subordinated Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

                                                    Redemption
               Period                                  Price
               ------                            -----------------
               2009                                  103.563%
               2010                                  102.375%
               2011                                  101.188%
               2012 and thereafter                   100.000%

          In addition, prior to October 15, 2007, the Issuers shall be entitled at their option (subject to their compliance with Section 4.04 of the Indenture) on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) in an aggregate principal amount (together with the principal amount of Senior Subordinated Notes redeemed as described in the following paragraph) not to exceed 40% of the aggregate principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Equity Offerings; PROVIDED, HOWEVER, that (1) at least 60% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Senior Subordinated Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

          In addition, prior to October 15, 2007, the Issuers shall be entitled, at their option (subject to their compliance with Section 4.04 of the Indenture) on one or more occasions to redeem Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) in an aggregate principal amount (together with the principal amount of Senior Subordinated Notes redeemed as described in the preceding paragraph) not to exceed 40% of the aggregate principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 107.125%, plus accrued and unpaid interest to the redemption date, with up to 50% of Timberlands Proceeds (as defined in the Indenture) received after the Issue Date (taken together with all other Timberlands Proceeds received after the Issue Date) in excess of $1,650.0 million in the aggregate, less, without duplication, the amount of any such Timberlands Proceeds otherwise applied pursuant to Section 4.04 or 4.06 of the Indenture as provided in the Indenture; PROVIDED, HOWEVER, that (1) at least 60% of such aggregate principal amount of Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Senior Subordinated Notes held, directly or indirectly, by the Issuers or their Affiliates); and (2) each such redemption occurs within 90 days after the date of the receipt of such Timberlands Proceeds.

          Prior to October 15, 2009, the Issuers shall be entitled (subject to their compliance with Section 4.04 of the Indenture) at their option to redeem all or a portion of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) at a redemption price equal to the sum of 100% of the principal amount of the Senior Subordinated Notes (which includes Additional Senior Subordinated Notes, if any) plus the applicable Make-Whole Amount (as defined in the Indenture) as of the redemption date, if any, and accrued and unpaid interest to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Issuers shall cause notice of such redemption to be mailed by first-class mail to each Holder's registered address, not less than 30 nor more than 60 days prior to the redemption date.

6.   NOTICE OF REDEMPTION

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Senior Subordinated Notes to be redeemed at his registered address. Senior Subordinated Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Senior Subordinated Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Senior Subordinated Notes (or such portions thereof) called for redemption.

7.   PUT PROVISIONS

          Upon a Change of Control, any Holder of Senior Subordinated Notes will have the right to cause the Issuers to repurchase all or any part of the Senior Subordinated Notes of such Holder at a repurchase price equal to 101% of the principal amount of the Senior Subordinated Notes to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

8.   GUARANTY

          The payment by the Issuers of the principal of, and premium and interest on, the Senior Subordinated Notes is fully and unconditionally guaranteed on a joint and several senior subordinated basis by each of the Note Guarantors to the extent set forth in the Indenture.

9.   SUBORDINATION

          The Senior Subordinated Notes are subordinated to Senior Indebtedness of the Issuers and the Note Guarantors on the terms and subject to the conditions set forth in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Senior Subordinated Notes may be paid. Each Securityholder by accepting a Senior Subordinated Note agrees to the subordination provisions contained in the

Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  DENOMINATIONS; TRANSFER; EXCHANGE

          The Senior Subordinated Notes are in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000. A Holder may transfer or exchange Senior Subordinated Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Senior Subordinated Notes selected for redemption (except, in the case of a Senior Subordinated Note to be redeemed in part, the portion of the Senior Subordinated Note not to be redeemed) or any Senior Subordinated Notes for a period of 15 days before a selection of Senior Subordinated Notes to be redeemed or 15 days before an interest payment date.

11.  PERSONS DEEMED OWNERS

          The registered Holder of this Senior Subordinated Note may be treated as the owner of it for all purposes.

12.  UNCLAIMED MONEY

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.

13.  DISCHARGE AND DEFEASANCE

          Subject to certain conditions, the Issuers at any time shall be entitled to terminate some or all of their obligations under the Senior Subordinated Notes and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Senior Subordinated Notes to redemption or maturity, as the case may be.

14.  AMENDMENT, WAIVER

          Subject to certain exceptions set forth in the Indenture, (a) the Indenture and the Senior Subordinated Notes may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Senior Subordinated Notes and (b) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Senior Subordinated Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Senior Subordinated Notes, the Issuers, the Note Guarantors and the Trustee shall be entitled to amend the Indenture with respect to the Senior

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                                                                               9

Subordinated Notes or the Senior Subordinated Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Senior Subordinated Notes, including Note Guaranties, or to secure the Senior Subordinated Notes, or to add additional covenants or surrender rights and powers conferred on the Issuers or the Note Guarantors, or to comply with any requirement of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder of Senior Subordinated Notes, or to make amendments to provisions of the Indenture relating to the form, authentication, transfer and legending of the Senior Subordinated Notes.

15.  DEFAULTS AND REMEDIES

          Under the Indenture, Events of Default include (a) default for 30 days in payment of interest on the Senior Subordinated Notes; (b) default in payment of principal on the Senior Subordinated Notes at maturity, upon redemption pursuant to paragraph 5 of the Senior Subordinated Notes, upon acceleration or otherwise, or failure by the Issuers to purchase Senior Subordinated Notes when required; (c) failure by the Issuers or any Note Guarantor to comply with other agreements in the Indenture or the Senior Subordinated Notes, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Issuers if the amount accelerated (or so unpaid) exceeds $25 million; (e) certain events of bankruptcy or insolvency with respect to the Issuers, Boise Holdings, Timber Holdings and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $25 million; and (g) certain defaults with respect to Note Guaranties. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Senior Subordinated Notes may declare all the Senior Subordinated Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Senior Subordinated Notes being due and payable immediately upon the occurrence of such Events of Default.

          Securityholders may not enforce the Indenture or the Senior Subordinated Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Senior Subordinated Notes unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Senior Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

16.  TRUSTEE DEALINGS WITH THE ISSUERS

          Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Senior Subordinated Notes and may otherwise deal with and collect obligations owed to

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                                                                              10

it by the Issuers or their Affiliates and may otherwise deal with the Issuers or their Affiliates with the same rights it would have if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS

          A director, officer, employee or stockholder, as such, of the Issuers or the Trustee shall not have any liability for any obligations of the Issuers under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION

          This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  ABBREVIATIONS

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  CUSIP NUMBERS

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Senior Subordinated Notes and have directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Senior Subordinated Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

[21. HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT.

          EACH HOLDER OF A SENIOR SUBORDINATED NOTE, BY ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT IN RESPECT OF THE SENIOR SUBORDINATED NOTES, INCLUDING THE OBLIGATIONS OF THE HOLDERS WITH RESPECT TO A REGISTRATION AND THE INDEMNIFICATION OF THE ISSUERS TO THE EXTENT PROVIDED THEREIN.](2)

----------
(2) Delete if this security is not being issued in exchange for an Initial Security.

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                                                                              11

22.  GOVERNING LAW.

          THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          The Issuers will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to: 1111 West Jefferson Street, Boise, Idaho 83728, (fax: (208) 384-7189); Attention:
Thomas E. Carlile, Chief Financial Officer.

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                                                                              12

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint [-] agent to transfer this Security on the books of the Issuers. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date:                     Your Signature:
     ------------------                  ---------------------------------------

--------------------------------------------------------------------------------

Sign exactly as your name appears on the other side of this Security.

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                                                                              13

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Issuers
pursuant to Section 4.06 or 4.09 of the Indenture, check the box:   E

          If you want to elect to have only part of this Security purchased by the Issuers pursuant to Section 4.06 or 4.09 of the Indenture, state the amount in principal amount: $[-]

Dated:                    Your Signature:
      -----------------                  ---------------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security.)

Signature Guarantee:
                    ------------------------------------------------------------
                                      (Signature must be guaranteed)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C

                                     Form of
                       Transferee Letter of Representation

[ ]

In care of
[     ]
[     ]
[     ]

Ladies and Gentlemen:

     This certificate is delivered to request a transfer of $[ ] principal amount of the [ ]% [ ] due 20[ ] (the "Securities") of Boise Cascade, L.L.C. and Boise Cascade Finance Corporation (the "Issuers").

     Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:______________________

Taxpayer ID Number:____________

     The undersigned represents and warrants to you that:

     1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

     2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to

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                                                                               2

the date that is two years after the later of the date of original issue and the last date on which the Issuers were or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (i) to the Issuers, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases
(i) through (vi), subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuers and the Trustee.

                                             TRANSFEREE:_________________,

                                                   by:__________________